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                                                                    EXHIBIT 10.2



                         JANUARY 2000 - DECEMBER 2001





                 Contract for Medicaid/BadgerCare HMO Services

                                    Between

                                      HMO

                                      And


                            Wisconsin Department of
                          Health and Family Services






================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                          Page No.
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ARTICLE I...............................................................................................         1
     I    DEFINITIONS...................................................................................         1

ARTICLE II..............................................................................................         7
     II.  DELEGATIONS OF AUTHORITY......................................................................         7

ARTICLE III.............................................................................................         7
     III. FUNCTIONS AND DUTIES OF THE HMO...............................................................         7
                 A.        Statutory Requirement........................................................         7
                 B.        Provision of Contract Services...............................................         8
                 C.        Time Limit for Decision on Certain Referrals.................................        18
                 D.        Emergency Care...............................................................        18
                 E.        24-Hour Coverage.............................................................        19
                 F.        Thirty Day Payment Requirement...............................................        20
                 G.        HMO Claim Retrieval System...................................................        20
                 H.        Appeals to the Department for HMO Payment/Denial of Providers................        20
                 I.        Payments for Diagnosis of Whether an Emergency Condition Exists..............        22
                 J.        Memoranda of Understanding for Emergency Services............................        22
                 K.        Provision of Services........................................................        22
                 L.        Open Enrollment..............................................................        23
                 M.        Pre-Existing Conditions......................................................        23
                 N.        Hospitalization at the Time of Enrollment or Disenroliment...................        23
                 0.        Non-Discrimination...........................................................        24
                 P.        Affirmative Action Plan......................................................        24
                 Q.        Cultural Competency..........................................................        25
                 R.        Health Education and Prevention..............................................        26
                 S.        Enrollee Handbook and Education and Outreach for Newly Enrolled
                           Recipients...................................................................        27
                 T.        Approval of Marketing Plans and Informing Materials..........................        29
                 U.        Conversion Privileges........................................................        31
                 V.        Choice of Health Professional................................................        31
                 W.        Quality Assessment/Performance Improvement (QAPI)............................        31
                 X.        Access to Premises...........................................................        52
                 Y.        Subcontracts.................................................................        52
                 Z..       Compliance with Applicable Laws, Rules or Regulations........................        52
                 AA.       Use of Providers Certified By Medicaid Program...............................        52
                 DD.       Coordination and Continuation of Care........................................        54
                 FE.       HMO ID Cards.................................................................        54
                 FF.       Federally Qualified Health Centers and Rural Health Centers
                           (FQHCS and RHCS).............................................................        54

HMO Contract for January 1, 2000 - December 31, 2001

                                       i

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
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                 GG.       Coordination with Prenatal Care Services, School-Based Services,
                           Targeted Case Management Services, a Child Welfare Agencies, and
                           Dental Managed Care Organizations............................................        55
                 HH.       Physician Incentive Plans....................................................        57
                 II.       Advance Directives...........................................................        57
                 JJ.       Ineligible Organizations.....................................................        58
                 KK.       Clinical Laboratory Improvement Amendments...................................        60
                 LL.       Limitation on Fertility Enhancing Drugs......................................        60
                 MM.       Reporting of Communicable Diseases...........................................        60
                 NN.       MedicaBadgerCareare HMO Advocate Requirements................................        61
                 00.       HMO Designation of Staff Person as Contract Representative...................        64
                 PP.       Subcontracts with Local Health Departments...................................        64
                 QQ.       Subcontracts with Community-Based Health Organizations.......................        65
                 RR.       Prescription Drugs...........................................................        65


ARTICLE IV..............................................................................................        65
     IV.         FUNCTIONS AND DUTIES OF THE DEPARTMENT.................................................        65
                 A.        Eligibility Determination....................................................        65
                 B.        Enrollment...................................................................        67
                 C.        Disenroliment................................................................        67
                 D.        HMO Enrollment Reports.......................................................        67
                 E.        Utilization Review and Control...............................................        68
                 F.        HMO Review...................................................................        68
                 G.        HMO Review of Study or Audit Results.........................................        68
                 H.        Vaccines.....................................................................        68
                 I.        Coordination of Benefits.....................................................        68
                 J.        Wisconsin Medicaid Provider Reports..........................................        69


ARTICLE V...............................................................................................        69
     V.          PAYMENT TO THE HMO.....................................................................        69
                 A.        Capitation Rates.............................................................        69
                 B.        Actuarial Basis..............................................................        69
                 C.        Renegotiation................................................................        69
                 D.        Reinsurance..................................................................        69
                 E.        Neonatal Intensive Care Unit Risk-Sharing....................................        70
                 F.        Payment Schedule.............................................................        71
                 G.        Capitation Payments For Newborns.............................................        71
                 H.        Cordination of Benefits (COB)................................................        72
                 I.        Recoupments..................................................................        74
                 J.        HealthCheck Recoupment.......................................................        75
                 K.        Payment for Aids, HIV-Positive, and Ventilator Dependent.....................        76

HMO Contract for January 1, 2000 - December 31, 2001

                                       ii

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        ARTICLE VI......................................................................................        78
            VI.   REPORTS, DATA, AND COMPUTER/DATA REPORTING SYSTEM.....................................        78
                  A.    Disclosure......................................................................        78
                  B.    Periodic Reports................................................................        79
                  C.    Access to and Audit of Contract Records.........................................        80
                  D.    Records Retention...............................................................        80
                  E.    Special Reporting and Compliance Requirements...................................        80
                  F.    Reporting of Corporate and Other Changes........................................        81
                  G.    Computer/Data Reporting System..................................................        81

       ARTICLE VII......................................................................................        83
            VII.  ENROLLMENT AND DISENROLLMENTS.........................................................        83
                  A.    Enrollment......................................................................        83
                  B.    Third Trimester Pregnancy Disenrollment.........................................        83
                  C.    Ninth Month Pregnancy Disenrollment.............................................        84
                  D.    Exemptions from Enrollment in any HMO and Disenrollment for
                        Patients of Certified Nurse Midwives or Nurse Practitioners.....................        84
                  F.    Exemption from Enrollment in any  HMO and Disenrollment For
                        AIDS or HIV-Positive with Anti Retroviral Drug Treatment........................        84
                  F.    Exemptions from Enrollment in any HMO and Disenrollment for
                        Patients of Federally Qualified Health Centers..................................        85
                  G.    Native American Disenrollment...................................................        85
                  H.    Special Disenrollments..........................................................        85
                  I.    Exemptions from Enrollment in any HMO and Disenrollment for
                        Recipients With Commercial HMO Insurance or Commercial
                        Insurance With a Restricted Provider Network....................................        85
                  J.    Exemption from Enrollment in any HMO and Disenrollment for
                        Families Where One or More Members are receiving SSI benefits...................        86
                  K.    Voluntary Disenrollment.........................................................        86
                  L.    Section 1115(A) Waiver and State Plan Amendment.................................        87
                  M.    Additional Services.............................................................        87
                  N.    Enrollment/Disenrollment Practices..............................................        87
                  0.    Enrollee Lock-In Period.........................................................        87

       ARTICLE VIII. ...................................................................................        88
            VIII. GRIEVANCE PROCEDURES..................................................................        88
                  A.    Procedures......................................................................        88
                  B.    Recipient Appeals of HMO Formal Grievance Decisions.............................        90
                  C.    Notifications of Denial, Termination, Suspension, or Reduction of
                        Benefits to Enrollees...........................................................        90
                  D.    Notifications of Denial of New Benefits to Enrollees............................        92

HMO Contract for January 1, 2000 - December 31, 2001


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
        ARTICLE IX.............................................................................................        93
           IX.    REMEDIES FOR VIOLATION, BREACH, OR NON-PERFORMANCE OF CONTRACT...............................        93
                  A.      Suspension of New Enrollment.........................................................        93
                  B.      Department-Initiated Enrollment Reductions...........................................        93
                  C.      Other Enrollment Reductions..........................................................        93
                  D.      Withholding of Capitation Payments and Orders to Provide Services....................        94
                  E.      Inappropriate Payment Denials........................................................        97
                  F.      Sanctions............................................................................        97
                  G.      Sanctions and Remedial Actions.......................................................        98

        ARTICLE  X.............................................................................................        98
           X.     TERMINATION AND MODIFICATION OF CONTRACT.....................................................        98
                  A.      Mutual Consent.......................................................................        98
                  B.      Unilateral Termination...............................................................        98
                  C.      Obligations of Contracting Parties...................................................        99
                  D.      Modification.........................................................................       100

        ARTICLE XI.............................................................................................       101
           XI.    INTERPRETATION OF CONTRACT LANGUAGE..........................................................       101
                  A.      Interpretations......................................................................       101

        ARTICLE XII............................................................................................       101
           XIII.  CONFIDENTIALITY OF RECORDS...................................................................       101

        ARTICLE XIII...........................................................................................       102
           XIII.  DOCUMENTS CONSTITUTING CONTRACT..............................................................       102
                  A.      Current Documents....................................................................       102
                  B.      Future Documents.....................................................................       103

        ARTICLE XIV............................................................................................       103
           XIV.   MISCELLANEOUS................................................................................       103
                  A.      Indemnification......................................................................       103
                  B.      Independent Capacity of Contractor...................................................       104
                  C.      Omissions............................................................................       104
                  D.      Choice of Law........................................................................       104
                  E.      Waiver...............................................................................       104
                  F.      Severability.........................................................................       104
                  G.      Force Majeure........................................................................       105
                  H.      Headings.............................................................................       105
                  I.      Assignability........................................................................       105
                  J.      Right to Publish.....................................................................       105
                  K.      Year 2000 Compliance.................................................................       105

HMO Contract for January 1, 2000 - December 31, 2001

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ARTICLE XV...................................................................................................  107
     XV. HMO SPECIFIC CONTRACT TERMS.........................................................................  107
         A.    Initial Contract Period.......................................................................  107
         B.    Renewals......................................................................................  107
         C.    Specific Terms of the Contract................................................................  107

ADDENDUM I...................................................................................................  109
     SUBCONTRACTS AND MEMORANDA OF UNDERSTANDING.............................................................  109

ADDENDUM II..................................................................................................  118
     POLICY GUIDELINES FOR MENTAL HEALTH/SUBSTANCE ABUSE AND
     COMMUNITY HUMAN SERVICE PROGRAMS........................................................................  118

ADDENDUM III.................................................................................................  125
     RISK-SHARING FOR INPATIENT HOSPITAL SERVICES............................................................  125

ADDENDUM IV..................................................................................................  128
     CONTRACT SPECIFIED REPORTING REQUIREMENTS...............................................................  128
     PART A.   REPORTS AND DUE DATES.........................................................................  128
     PART B.   WISCONSIN MEDICAID/BADGERCARE HMO SUMMARY AND
               ENCOUNTER DATA SET............................................................................  133
     PART C.   PROVIDER LIST ON TAPE.........................................................................  135
     PART D.   REPORTS FOR AIDS AND VENTILATOR DEPENDENT.....................................................  137

ADDENDUM V...................................................................................................  139
     STANDARD ENROLLEE HANDBOOK LANGUAGE.....................................................................  139

ADDENDUM VI..................................................................................................  150

ADDENDUM VII.................................................................................................  151
     ACTUARIAL BASIS COB REPORT..............................................................................  152

ADDENDUM VIII................................................................................................  153
     COMPLIANCE AGREEMENT AFFIRMATIVE ACTION/CIVIL RIGHTS....................................................  153

ADDENDUM IX..................................................................................................  156
     MODEL MEMORANDUM OF UNDERSTANDING HEALTH
     MAINTENANCE ORGANIZATION AND PRENATAL CARE
     COORDINATION AGENCY.....................................................................................  156

ADDENDUM X...................................................................................................  157
     MEMORANDUM OF UNDERSTANDING BETWEEN MILWAUKEE
     COUNTY HMOS AND BUREAU OF MILWAUKEE CHILD WELFARE.......................................................  157


HMO Contract for January 1, 2000 - December 31, 2001

                                      -v-

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ADDENDUM XI.............................................................................................    160
     HEALTHCHECK WORKSHEET..............................................................................    160

ADDENDUM XII............................................................................................    161
     COMMON CARRIER TRANSPORTATION MEMORANDUM OF
     UNDERSTANDING MILWAUKEE COUNTY MEDICAID/BADGERCARE
     HMOS AND MILWAUKEE COUNTY DEPARTMENT OF HUMAN
     SERVICES...........................................................................................    161

ADDENDUM XIII...........................................................................................    163
     MODEL MEMORANDUM OF UNDERSTANDING BETWEEN..........................................................    163
     HEALTH MAINTENANCE ORGANIZATION AND SCHOOL DISTRICT OR.
     CESA MEDICAID-CERTIFIED FOR THE SCHOOL BASED SERVICES
     BENEFIT............................................................................................    163

ADDENDUM XIV............................................................................................    164
     GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN
     HMOS, TARGETED CASE MANAGEMENT (TCMs) AGENCIES, AND
     CHILD WELFARE AGENCIES.............................................................................    164

ADDENDUM XV.............................................................................................    167
     PERFORMANCE IMPROVEMENT PROJECT OUTLINE............................................................    167

ADDENDUM XVI............................................................................................    169
     TARGETED PERFORMANCE IMPROVEMENT MEASURES DATA SET.................................................    169

ADDENDUM XVII...........................................................................................    183
     MEDICAID/BADGERCARE HMO NEWBORN REPORT.............................................................    183

ADDENDUM XVIII..........................................................................................    185
     RECOMMENDED CHILDHOOD IMMUNIZATION SCHEDULE CDC-ACIP
     RECOMMENDATIONS, JANUARY-DECEMBER 2000.............................................................    185

ADDENDUM XIX............................................................................................    185
     REPORTING REQUIREMENTS FOR NEONATAL INTENSIVE CARE
     UNIT RISK-SHARING..................................................................................    186

ADDENDUM XX.............................................................................................    188
     SPECIFIC TERMS OF THE MEDICAID/BADGERCARE HMO
     CONTRACT...........................................................................................    188

ADDENDUM XXI............................................................................................    195
     FORMAL GRIEVANCE EXPERIENCE SUMMARY REPORT.........................................................    195

HMO Contract for January 1, 2000 - December 31, 2001


                                     -vi-

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ADDENDUM XXII............................................................................................   196
     GUIDELINES FOR THE COORDINATION OF SERVICES BETWEEN
     MEDICAID HMOS AND COUNTY BIRTH TO THREE (B-3) AGENCIES..............................................   196

ADDENDUM XXIII...........................................................................................   202
     WISCONSIN MEDICAID HMO REPORT ON AVERAGE BIRTH
     COSTS BY COUNTY.....................................................................................   202

ADDENDUM XXIV............................................................................................   205
     LOCAL HEALTH DEPARTMENTS AND COMMUNITY-BASED
     HEALTH ORGANIZATIONS A RESOURCE FOR HMOs............................................................   205

ADDENDUM XXV.............................................................................................   208
     GENERAL INFORMATION ABOUT THE WIC PROGRAM, SAMPLE
     HMO-TO-WIC REFERRAL FORM, AND STATEWIDE LIST OF WIC
     AGENCIES............................................................................................   208

HMO Contract for January 1, 2000- December 31, 2001

                             CONTRACT FOR SERVICES

                                    Between

                   Department of Health and Family Services

                                      and

                                      HMO

The Wisconsin Department of Health and Family Services and HMO, an insurer with a certificate of authority to do business in Wisconsin, and an organization which makes available to enrolled participants, in consideration of periodic fixed payments, comprehensive health care services provided by providers selected by the organization and who are employees or partners of the organization or who have entered into a referral or contractual arrangement with the organization, for the purpose of providing and paying for Medicaid/Badger Care contract services to recipients enrolled in the HMO under the State of Wisconsin Medicaid Plan approved by the Secretary of the United States Department of Health and Human Services pursuant to the provisions of the Social Security Act and for the further specific purpose of promoting coordination and continuity of preventive health services and other medical care including prenatal care, emergency care, and HealthCheck services, do herewith agree:


                                   ARTICLE I

I.   DEFINITIONS

     The term "CESA" means Cooperative Educational Service Agencies, which are cooperatives that include multiple school districts that work together for purchasing and other coordinated functions. There are 12 CESAs in Wisconsin.

     The term "children with special health care needs" means children who have or are at increased risk for chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type or amount beyond that required by children generally and who are enrolled in a Children with Special Health Care Needs program operated by a Local Health Department or a local Title V funded Maternal and Child Health Program.

     The term "Community Based Health Organizations" means non-profit agencies providing community based health services. These organizations provide important health care services such as HealthCheck screenings, nutritional support, and family planning, targeting such services to high risk populations.

HMO Contract for January 1, 2000 - December 31, 2001

     The term "continuing care provider" means (as stated in 42 CFR 441.60(a)) a provider who has an agreement with the Medicaid agency to provide:

     A.   any reports that the Department may reasonably require, and

     B. at least the following services to eligible HealthCheck recipients formally enrolled with the provider as enumerated in 42 CFR 441.60(a) (1)-(5):

          1. screening, diagnosis, treatment, and referrals for follow-up services,

          2. maintenance of the recipient's consolidated health history, including information received from other providers,

          3. physician's services as needed by the recipient for acute, episodic or chronic illnesses or conditions,

          4.   provide or refer for dental services, and

          5.   transportation and scheduling assistance.

     The term "contract" means the agreements executed between HMOs and the Department to accomplish the duties and functions, in accordance with the rules and arrangements specified in this document.

     The term "contract services" means those services which the HMO is required to provide under this Contract.

     The term "contractor" means the HMOs awarded the contracts resulting from the HMO Certification process to provide capitated Managed care in accordance with the Contract.

     The term "cultural competency" means a set of congruent behaviors, attitudes, practices and policies that are formed within an agency, and among professionals that enable the system, agency, and professionals to work respectfully, effectively and responsibly in diverse situations. Essential elements of cultural competence include understanding diversity issues at work, understanding the dynamic of difference, institutionalizing cultural knowledge, and adapting to and encouraging organizational diversity.

     The term "Department" means the Wisconsin Department of Health and Family Services.

HMO Contract for January 1, 2000 - December 31, 2001

     The term "emergency medical condition" means---

     A. A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in:

          1. placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy,

          2.   serious impairment of bodily functions, or

          3.   serious dysfunction of any bodily organ or part; or

     B.   With respect to a pregnant woman who is in active labor---

          1. that there is inadequate time to effect a safe transfer to another hospital before delivery; or

          2. that transfer may pose a threat to the health or safety of the woman or the unborn child.

     C. A psychiatric emergency involving a significant risk of serious harm to oneself or others.

     D. A substance abuse emergency exists if there is significant risk of serious harm to an enrollee or others, or there is likelihood of return to substance abuse without immediate treatment.

     E. Emergency dental care is defined as an immediate service needed to relieve the patient from pain, an acute infection, swelling, trismus, fever, or trauma. In all emergency situations, the HMO must document in the recipient's dental records the nature of the emergency.

     The term "encounter" shall include the following:

     1. A service or item provided to a patient through the health care system. Examples include but are not limited to:

          a.   Office visits
          b.   Surgical procedures
          c.   Radiology, including professional and/or technical components
          d.   Prescribed drugs
          e.   Durable medical equipment
          f.   Emergency transportation to a hospital

HMO Contract for January 1, 2000 - December 31, 2001

          g.   Institutional stays (inpatient hospital, rehabilitation stays)
          h.   HealthCheck screens

     2. A service or item not directly provided by the HMO, but for which the HMO is financially responsible. An example would include an emergency service provided by an out-of-network provider or facility.

     3. A service or item not directly provided by the HMO, and one for which no claim is submitted but for which the HMO may supplement its encounter data set. Such services might include HealthCheck screens for which no claims have been received and if no claim is received, the HMO's medical chart. Examples of services or items the HMO may include are:

          .    HealthCheck services
          .    Lead Screening and Testing
          .    Immunizations

     4. The terms "services" or "items" as used above include those services and items not covered by the Wisconsin Medicaid Program, but which the HMO chooses to provide as part of its Medicaid managed care product. Examples include educational services, certain over-the-counter drugs, and delivered meals.

     The terms "enrollee" and "participant" mean a Medicaid/BadgerCare recipient who has been certified by the State as eligible to enroll under this Contract, and whose name appears on the HMO Enrollment Reports which the Department will transmit to the HMO every month in accordance with an established notification schedule. Children who are reported to the certifying agency within 100 days of birth shall be enrolled in the HMO their mother is enrolled in from their date of birth if the mother was an enrollee on the date of birth. Children who are reported to the certifying agency after the 100th day but before their first birthday may be eligible for Medicaid/BadgerCare on a fee-for-service basis.

     The term "enrollment area" means the geographic area within which recipients must reside in order to enroll, on a mandatory basis, in the HMO under this Contract.

     The term "experimental surgery and procedures" means experimental services that meet the definition of HFS 107.035(1) and (2) Wis. Adm. Code. as determined by the Department.

     The term "formally enrolled with a continuing care provider" (as cited in 42 CFR 441.60(d)) means that a recipient (or recipient's guardian) agrees to use one continuing care provider as the regular source of a described set of services for a stated period of time.

HMO Contract for January 1, 2000 - December 31, 2001

     The term "HMO" means the health maintenance organization or its parent corporation with a certificate of authority to do business in Wisconsin, that is obligated under this Contract.

     The term "HMO Encounter Technical Workgroup" means a workgroup composed of HMO technical staff, contract administrators, claims processing, eligibility, and/or other HMO staff, as necessary; Department staff from the Division of Health Care Financing; and staff from the Department's fiscal agent contractor.

     The term "encounter record" means an electronically formatted list of encounter data elements per encounter as specified in the Wisconsin Medicaid 2000-2001 HMO Encounter Data User Manual. An encounter record may be prepared from a single detail line from a claim such as the HCFA 1500 or UB-92.

     The term "Local Health Department" (LHD) means an agency of local government established according to Chapter 251, Wis. Stats. Local health departments have statutory obligation to perform certain core functions: which include assessment, assurance, and policy development for the purpose of protecting and promoting the health of their communities.

     The term "Medicaid" means the Wisconsin Medical Assistance Program operated by the Wisconsin Department of Health and Family Services under Title XIX of the Federal Social Security Act, Ch. 49, Wis. Stats., and related State and Federal rules and regulations. This will be the term used consistently in this Contract. However, other expressions or words equivalent to Medicaid are "MA," "Medical Assistance," and "WMAP."

     The term "BadgerCare" means part of the Wisconsin Medical Assistance Program operated by the Wisconsin Department of Health and Family Services under Title XIX and Title XXI of the Federal Social Security Act, s. 49.655, Wis. Stats., and related State and Federal rules and regulations. This term will be used throughout this contract.

     The term "medical status code" means the two digit (alphanumeric) code that the Department uses in its computer system to define the type of Medicaid eligibility a recipient has: the code identifies the basis of eligibility, whether cash assistance is being provided, and other aspects of Medicaid. The medical status code is listed on the HMO enrollment reports. Please refer to Article IV. A. for a list of HMO eligible medical status codes.

     The term "medically necessary" means a medical service that meets the definition of HFS 101 .03(96m) Wis. Adm. Code.

     The term "newborn" means an enrollee who is less than 100 days old.

HMO Contract for January 1, 2000 - December 31, 2001

     The term "Post Stabilization Services" means medically necessary non-emergency services furnished to an enrollee after he or she is stabilized following an emergency medical condition.

     The term "provider" means a person who has been certified by the Department to provide health care services to recipients and to be reimbursed by Medicaid for those services.

     The term "Public Institution" means an institution that is the responsibility of a governmental unit or over which a governmental unit exercises administrative control as defined by federal regulations.

     The term "recipient" means any individual entitled to benefits under Title XIX and XXI of the Social Security Act, and under the Medicaid State Plan as defined in Chapter 49, Wis. Stats.

     The term "risk" means the possibility of monetary loss or gain by the HMO resulting from service costs exceeding or being less than payments made to it by the Department.

     The term "service area" means an area of the State in which the HMO has agreed to provide Medicaid services to Medicaid enrollees. The Department will monitor enrollment levels of HMOs by the service areas of the HMO, and HMO will indicate whether they will provide dental or chiropractic services by service area. A service area may be as small as a zip code, may be a county, a number of counties, or the entire State.

     The term "State" means the State of Wisconsin.

     The term "subcontract" means any written agreement between the HMO and another party to fulfill the requirements of this Contract. However, such term does not include insurance purchased by the HMO to limit its loss with respect to an individual enrollee, provided the HMO assumes some portion of the underwriting risk for providing health care services to that enrollee.

     The term "Wisconsin Tribal Health Directors Association (WTHDA)" means the coalition of all Wisconsin American Indian Tribal Health Departments.

     Terms that are not defined above shall have their primary meaning identified in the Wisconsin Administrative Code, Chs. HFS 101-108.

HMO Contract for January 1, 2000 - December 31, 2001

                                  ARTICLE II


II.      DELEGATIONS OF AUTHORITY

         The HMO shall oversee and remain accountable for any functions and responsibilities that it delegates to any subcontractor. For all subcontracting or delegation of function or authority:

         A. There shall be a written agreement that specifies the delegated activities and reporting responsibilities of the subcontractor and provides for revocation of the delegation or imposition of other sanctions if the subcontractor's performance is inadequate.

         B. Before any delegation, the HMO shall evaluate the prospective subcontractor's ability to perform the activities to be delegated.

         C. The HMO shall monitor the subcontractor's performance on an ongoing basis and subject the subcontractor to formal review at least once a year.

         D. If the HMO identifies deficiencies or areas for improvement, the HMO and the subcontractor shall take corrective action.

         E. If the HMO delegates selection of providers to another entity, the HMO retains the right to approve, suspend, or terminate any provider selected by that entity.


                                  ARTICLE III


III.     FUNCTIONS AND DUTIES OF THE HMO

         In consideration of the functions and duties of the Department contained in this Contract the HMO shall:

         A.       Statutory Requirement

                  Retain at all times during the period of this Contract a valid Certificate of Authority issued by the State of Wisconsin Office of the Commissioner of Insurance.


HMO Contract for January 1, 2000 - December 31, 2001

         B.       Provision of Contract Services


                  1. Promptly provide or arrange for the provision of all services required under s. 49.46(2), Wis. Stats., and HFS 107 Wis. Adm. Code; as further clarified in all Wisconsin Medicaid Program Provider Handbooks and Bulletins, and HMO Contract Interpretation Bulletins
                           (CIBs) and as otherwise specified in this Contract except:

                           a. County Transportation by common carrier or private motor vehicle (except as required in Article III. B (10). HealthCheck). HMOs are required to arrange for transportation for HealthCheck visits. When authorized by the Department, the HMO may provide non-emergency transportation by common carrier or private motor vehicle for HealthCheck visits and be reimbursed by the County.

                                    HMOs may negotiate arrangements with local county Departments of Health and Social Services for common carrier or private vehicle transportation for HMO services in general and not just for HealthCheck visits.

                                    The Department will facilitate the
                                    development of such arrangements between the HMO and the county. HMOs interested in developing a transportation arrangement with one or more counties and interested in Department assistance should contact the following office either by mail or phone:

                                        Bureau of Managed Health Care Programs
                                        P.O. Box 309
                                        Madison, WI 53701- 0309
                                        Phone Number: (608) 266-7894 or 267-2170
                                        Fax Number: (608) 261-7792

                           b. Milwaukee County HMOs will provide common carrier transportation to enrollees. Transportation services will be limited to:

                                    .     Transporting Medicaid/BadgerCare HMO
                                          members only.

                                    .     Transportation of Medicaid/BadgerCare
                                          HMO members to and from Medicaid
                                          covered services.


HMO Contract for January 1, 2000 - December 31, 2001

                                    The HMO is responsible for arranging for the common carrier transportation and providing monthly costs incurred to Milwaukee County Department of Human Services (DHS), of common carrier transportation arranged. HMO agrees to submit costs to the DHS within 15 days following the end of each month to:

                                     Milwaukee County DHS
                                     Financial Assistant, Division Administrator
                                     1220 W. Vliet Street
                                     Milwaukee, WI 53206

                                    The DHS is responsible for reimbursing the HMO for mileage and an administration fee. The State Department of Health and Family Services reserves the right to adjust these rates.

                                    The HMO shall maintain adequate records for each enrollee which include all pertinent and sufficient information relating to common carrier transportation, and make this information readily available to the Department of Health and Family Services
                                    (DHFS). HMO agrees to report suspected
                                    abuse by enrollees or providers to the DHFS.

                           c. Dental, if Article XV and Addendum XX indicates dental is not covered.

                           d.       Prenatal Care Coordination.

                           e.       Targeted Case Management.

                           f.       School-Based Services.

                           g.       Milwaukee Childcare Coordination.

                           h.       Tuberculosis-related Services.

                  2. Cover chiropractic services, or in the alternative, enter into a subcontract for chiropractic services with the State as provided in Article XV. State law mandates coverage.

                  3. Remain liable for provision of care for that period for which capitation payment has been made in cases where medical status code changes occur subsequent to capitation payment.



HMO Contract for January 1, 2000 - December 31, 2001

                  4. Be liable, where emergencies and HMO referrals to out-of-area or non-affiliated providers occur, for payment only to the extent that Medicaid pays, including Medicare deductibles, or would pay, its fee-for-service providers for services to the AFDC population. For inpatient hospital services, the Department will provide each HMO per diem rates based on the Medicaid fee-for-service equivalent. This condition does not apply to: (1) cases where prior payment arrangements were established; and (2) specific subcontract agreements.

                  5. Changes to Medicaid covered services mandated by Federal or State law subsequent to the signing of this Contract will not affect the contract services for the term of this Contract, unless (1) agreed to by mutual consent, or (2) unless the change is necessary to continue to receive federal funds or due to action of a court of law.

                           The Department may incorporate any change in covered services mandated by Federal or State law into the Contract effective the date the law goes into effect, if it adjusts the capitation rate accordingly. The Department will give the HMO 30 days notice of any such change that reflects service increases, and the HMO may elect to accept or reject the service increases for the remainder of that contract year; the Department will give the HMO 60 days notice of any such change that reflects service decreases, with a right of the HMO to dispute the amount of the decrease within that 60 days. The HMO has the right to accept or reject service decreases for the remainder of the Contract year. The date of implementation of the change in coverage will coincide with the effective date of the increased or decreased funding. This section does not limit the Department's ability to modify the Medicaid/HMO Contract for changes in the State Budget.

                  6. Be responsible for payment of all contract services provided to all Medicaid/BadgerCare recipients listed as ADDs or CONTINUEs on either the Initial or Final Enrollment Reports (see Article IV. B and D) generated for the month of coverage. The HMO is also responsible for payment of services to all newborns meeting the criteria described in Article V. G. "Capitation Payments for Newborns." Additionally, the HMO agrees to provide, or authorize provision of, services to all Medicaid enrollees with valid Forward cards indicating HMO enrollment without regard to disputes about enrollment status and without regard to any other identification requirements. Any discrepancies between the cards and the reports will be reported to the Department for resolution. The HMO shall continue to provide and authorize provision of all contract services until the discrepancy is resolved. This includes recipients who were PENDING on the Initial Report and held a valid Forward card indicating HMO enrollment, but did not appear as an ADD on the Final Report.


HMO Contract for January 1, 2000 - December 31, 2001

                  7. Transplants: As a general principle, Wisconsin Medicaid does not pay for items that it determines to be experimental in nature.

                           a. Procedures that are covered by Medicaid that are no longer considered experimental are cornea transplants and kidney transplants. HMOs shall cover these services.

                           b. There are other procedures that are approved only at particular institutions, including bone marrow transplants, liver, heart, heart-lung, lung, pancreas-kidney, and pancreas transplants. HMOs need not cover the transplantation because there are no funds in the fee-for-service experience data (and thus in the HMO capitation rates) for these services. This relieves the HMO from paying for expensive follow-up care, as when there are permanent, expensive requirements for drugs or equipment.

                                    1)       The person to get the transplant
                                             will be permanently exempted from
                                             HMO enrollment the date of the
                                             transplant surgery.

                                    2)       In the case of autologous bone
                                             marrow transplants, the person will
                                             be permanently exempted from HMO
                                             enrollment the date the bone marrow
                                             was extracted.

                           c.       Enrollees who have had one or more
                                    transplant surgeries referenced in 7 b,
                                    prior to enrollment in an HMO will be
                                    -------------------
                                    permanently exempted the first of the month of their HMO enrollment.

                  8. Dental Care: HMOs that agree to accept the dental capitation rate for the purpose of covering all Medicaid dental services must:

                           a. Cover all dental services as required under HFS 107.07, provider handbooks, bulletins, and periodic updates.

                           b.       Provide diagnostic, preventive, and
                                    medically necessary follow-up care to treat the dental disease, illness, injury or disability of enrollees while they are enrolled in an HMO, except as required in sub. (c).



HMO Contract for January 1, 2000 - December 31, 2001

                           c. Complete orthodontic or prosthodontic treatment begun while an enrollee is enrolled in an HMO if the enrollee becomes ineligible or disenrolls from the HMO, no matter how long the treatment takes. Medicaid/BadgerCare covers such continuing services for fee-for-service recipients and the costs of continuing treatment are included in the fee-for-service payment data on which the HMO capitation rates are based. An HMO will not be required to complete orthodontic or prosthodontic treatment on an enrollee who has begun treatment as a fee-for-service recipient and who subsequently has been enrolled in an HMO.

                                    [Refer to the chart following this page of the Contract for the specific details of completion of orthodontic or prosthodontic treatment in these situations.]



HMO Contract for January 1, 2000 - December 31, 2001

 RESPONSIBILITY FOR PAYMENT OF ORTHODONTIC & PROSTHODONTIC
 TREATMENT WHEN THERE IS AN ENROLLMENT STATUS CHANGE DURING THE
 COURSE OF TREATMENT

------------------------------------------------------------------------------------------------------------------------
                                                                       Who pays for completion of orthodontic and
                                                                 prosthodontic treatment* where there is an enrollment
                                                                                     status change
                                                               ---------------------------------------------------------
                                                                  First HMO         Second HMO       Fee-for-Service
------------------------------------------------------------------------------------------------------------------------
 Person converts from one status to another:

 1.     Fee-for-service to an HMO covering dental.                                     N/A                  X
------------------------------------------------------------------------------------------------------------------------
 2a.    HMO covering dental to an HMO not covering dental,
        and person's residence remains within 50 miles of the          X
        person's residence when in the first HMO.
------------------------------------------------------------------------------------------------------------------------
 2b.    HMO covering dental to an HMO not covering dental,
        and person's residence changes to greater than                                                      X
        50 miles of the person's residence when in the first HMO.
------------------------------------------------------------------------------------------------------------------------
 3a.    HMO covering dental to the same or another HMO
        covering dental and the person's residence remains             X
        within 50 miles of the residence when in the first HMO.
------------------------------------------------------------------------------------------------------------------------
 3b.    HMO covering dental to the same or another HMO covering                                             X
        dental and the person's residence changes to greater
        than 50 miles of the residence when in the first HMO.
------------------------------------------------------------------------------------------------------------------------
 4.     HMO with dental coverage to fee-for-service because:

        a.    Person moves out of the HMO service area but the
              person's residence remains within 50 miles of the
              residence when in the HMO.                               X
------------------------------------------------------------------------------------------------------------------------
        b.    Person moves out of the HMO service area, but the
              person's residence changes to greater than 50 miles                      N/A                  X
              of the residence when in the HMO.
------------------------------------------------------------------------------------------------------------------------
        c.    Person exempted from HMO enrollment.                                     N/A                  X
------------------------------------------------------------------------------------------------------------------------
        d.    Person's medical status changes loan ineligible HMO      X               N/A
              code and the person's residence remains within 50
              miles of the residence when in that
              HMO.
-----------------------------------------------------------------------------------------------------------------------
        e.    Person's medical status changes to an ineligible HMO                     N/A                  X
              code and the person's residence changes to greater
              than 50 miles of the residence when in that
              HMO.
------------------------------------------------------------------------------------------------------------------------
 5a.    HMO with dental to ineligible for Medicaid/BC and the          X               N/A
        person's residence remains within 50 miles of the
        residence when in that HMO.
------------------------------------------------------------------------------------------------------------------------
 Sb.    HMO with dental to ineligible for Medicaid/BC and the                          N/A                  X
        person's residence changes to greater than 50 miles
        of the residence when in that HMO.
------------------------------------------------------------------------------------------------------------------------
 6.     HMO without dental to ineligible for Medicaid/BC.                              N/A                  X
------------------------------------------------------------------------------------------------------------------------

 HMO Contract for January 1, 2000 - December 31, 2001

* Orthodontic and prosthodontic treatment are only covered by Medicaid/BadgerCare for children under 21 as a result of a HealthCheck referral (HFS 107,07(3)).

                  9. The following provision refers to payments made by the HMO. HMO covered primary care and emergency care services provided to a recipient living in a Health Professional Shortage Area (HPSA) or by a provider practicing in a HPSA must be paid at an enhanced rate of 20 percent above the rate the HMO would otherwise pay for those services. Primary care providers are defined as nurse practitioners, nurse midwives, physician assistants, and physicians who are Medicaid-certified with specialties of general practice, OB-GYN, family practice, internal medicine, or pediatrics. Specified HMO-covered obstetric or gynecological services (see the Wisconsin Medicaid and BadgerCare Physicians Services Handbook) provided to a recipient living in a HPSA or by a provider practicing in a HPSA must be paid at an enhanced rate of 25 percent above the rate the HMO would otherwise pay providers in HPSAs for those services.

                      However, this does not require the HMO to pay more than the enhanced Medicaid fee-for-service rate or the actual amount billed for these services. The HMO shall ensure that the moneys for HPSA payments are paid to the physicians and are not used to supplant funds that previously were used for payment to the physicians. The Department will supply a list of the services affected by this provision, their maximum fee-for-service rates, and HPSAs. The HMO must develop written policies and procedures to ensure compliance with this provision. These policies must be available for review by the Department, upon request.

                 10. HEALTHCHECK----Provide services as a continuing care provider as defined in Article I, and according to policies and procedures in Part D of the Wisconsin Medicaid Provider Handbook related to covered services.

                      Provide HealthCheck screens at a rate equal to or greater than 80 percent of the expected number of screens. The rate of HealthCheck screens will be determined by the calculation in the HealthCheck Worksheet in Addendum XI. The Department will complete the worksheet from data provided by the HMO- from the HMO Utilization Report for calendar year 2000 and, for calendar year 2001, from HealthCheck screens the Department retrieves and identifies from the 2001 encounter data set. The HMO may complete the worksheet on its own, periodically, as a means to monitor its HealthCheck screening performance.


HMO Contract for January 1, 2000 - December 31, 2001

                      For the 2000 HealthCheck worksheet data calculation, the number of HealthCheck screens reported on the 2000 HMO utilization Report must be substantiated by the number reported on the 2000 encounter data set. If for the year 2000, the encounter data set does not substantiate the HealthCheck screens reported on the HMO Utilization Report within 5 percent, the Department will require HMOs to submit a 2001 HMO Utilization Report.

                      When the Department completes the HealthCheck worksheet using encounter data for calendar year 2001, the Department will identify and retrieve HealthCheck screening data from the encounter data set as of July 1, 2002. For those HMOs required to submit a 2001 HMO Utilization Report, the Department will compare the HealthCheck data submitted on the 2001 HMO Utilization Report with HealthCheck data reported on the encounter data set, and utilize the smaller number when completing the worksheet.

                      If the HMO provides fewer screens in the contract year than 80 percent, the Department will recoup the funds provided to the HMO for the provision of the remaining screens. This formula will be used:

                                   (0.80 x A - B) x (C - D), where

                                   A = Expected number of screens (Line 6 of
                                       Addendum XI: HealthCheck Worksheet)

                                   B = Number of screens paid in the contract
                                       year as reported in the Encounter Data
                                       Set or on the final Utilization Report
                                       for the year

                                   C = Fee-for-service maximum allowable fee*

                                   D = HMO discount

                      * The fee-for-service maximum allowable fee is the average maximum fee for the year. For example, if the maximum allowable fee for HealthCheck is $50 from January through June, and $52 from July through December, then the average maximum allowable fee for the year is $51.

                      For recipients over 1 year of age, if a recipient requests a HealthCheck screen, HMO shall provide such screen within 60 days, if a screen is due according to the periodicity schedule. If the screen is not due within 60 days, then the HMO shall schedule the appointment in accordance with the periodicity schedule. For recipients up to 1 year of age, if a recipient requests a HealthCheck screen, HMO shall provide such screen

HMO Contract for January 1, 2000 - December 31, 2001
                      within 30 days, if a screen is due according to the periodicity schedule. If the screen is not due within 30 days, then the HMO shall schedule the appointment in accordance with the periodicity schedule.

                 11. The HMO must adequately fund physician services provided to pregnant women and children under 19, so that they are paid at rates sufficient to ensure that provider participation and services are as available to the Medicaid/BadgerCare population as to the general population in the HMO service area(s).

                 12. The actual provision of any service is subject to the professional judgment of the HMO providers as to the medical necessity of the service, except that the HMO must provide assessment and evaluation services ordered by a court. Decisions to provide or not to provide or authorize medical services shall be based solely on medical necessity and appropriateness as defined in HFS 101.03(96m). Disputes between HMOs and recipients about medical necessity can be appealed through an HMO grievance system, and ultimately to the Department for a binding determination;the Department's determinations will be based on whether Medicaid would have covered that service on a fee-for-service basis (except for certain experimental procedures discussed in Article III, B. 7). Alternatively, disputes between HMOs and enrollees about medical necessity can be appealed directly to the Department.

                      HMOs are not restricted to providing Wisconsin Medicaid covered services. Sometimes, HMOs find that other treatment methods may be more appropriate than Medicaid covered services, or result in better outcomes.

                      None of the provisions of this contract that are applicable to Wisconsin Medicaid covered services apply to other services that an HMO may choose to provide, except that abortions, hysterectomies and sterilizations must comply with 42 CFR 441 Subpart E and 42 CFR 441 Subpart F.

                      If a service provided is an alternative or replacement to a Wisconsin Medicaid covered service, then the HMO or HMO provider is not allowed to bill the enrollee for the service.

                 13. HMO and its providers and subcontractors shall not bill a Medicaid BadgerCare enrollee for medically necessary services covered under this Contract and provided during the enrollee's period of HMO enrollment. HMO and its providers and subcontractors shall not bill a Medicaid/BadgerCare enrollee for copayments and/or premiums for medically necessary services covered under this Contract and provided


HMO Contract for January 1, 2000 - December 31, 2001
                      during the enrollee's period of HMO enrollment. This provision shall continue to be in effect even if the HMO becomes insolvent.

                      However, if an enrollee agrees in advance in writing to pay for a nonMedicaid/BadgerCare covered service, then the HMO, HMO provider, or HMO subcontractor may bill the enrollee. The standard release form signed by the enrollee at the time of services does not relieve the HMO and its providers and subcontractors from the prohibition against billing an enrollee in the absence of a knowing assumption of liability for a nonMedicaid/BadgerCare covered service. The form or other type of acknowledgment relevant to an enrollee's liability must specifically state the admissions, services, or procedures that are not covered by Medicaid/BadgerCare.

                 14. The HMO must operate a program to promote full immunization of enrollees. The HMO shall be responsible for administration of immunizations including payment of an administration fee for vaccines provided by the Department. For vaccines that are newly approved during the term of the Contract and not yet part of the Vaccine for Children program, the HMO will report usage for reimbursement from the Department. The Department will identify vaccines which meet these criteria to the HMO.

                      The HMO, as a condition of their certification as a Medicaid BadgerCare provider, shall share enrollee immunization status with Local Health Departments and other non-profit HealthCheck providers upon request of those providers without the necessity of enrollee authorization. The Department is also requiring that Local Health Departments and other non-profit HealthCheck providers share that equivalent information with HMOs upon request. This provision is made to ensure proper coordination of immunization services and to prevent duplication of services.

                 15. Services required under s. 49.46(2). Wis. Stats., and HFS 107 Wis. Adm. Code, include (without limitation due to enumeration) private duty nursing services, nurse-midwife services, and independent nurse practitioner services: physician services, including primary care services, are not only services performed by physicians, but services under the direct, on-premises supervision of a physician performed by other providers such as physician assistants and nurses of various levels of certification.


HMO Contract for January 1, 2000 - December 31, 2001

               16. Provision of Family Planning Services and Confidentiality of Family Planning Information: Give enrollees the opportunity to have their own primary physician for the provision of family planning services whether that provider is in-plan or out-of-plan. If the enrollee chooses an out-of-plan provider, those family planning services will be paid fee-for-service. The physician does not replace the primary care provider chosen by or assigned to the enrollee. All such information and medical records relating to family planning shall be kept confidential including those of a minor.

         C.    Time Limit for Decision on Certain Referrals

               Pay for covered services provided by a non-HMO provider to a disabled participant less than 3 years of age, or to any participant pursuant to a court order (for treatment), effective with the receipt of a written request for referral from the non-HMO provider, and extending until the HMO issues a written denial of referral. This requirement does not apply if the HMO issues a written denial of referral within 7 days of receiving the request for referral.

         D.    Emergency Care

               Promptly provide or pay for needed contract services for emergency medical conditions and post-stabilization services as defined in Article I. Nothing in this requirement mandates HMOs to reimburse for post-stabilization services that were not authorized by the HMO.

               1. Payments for qualifying emergencies (including services at hospitals or urgent care centers within the HMO service area(s)) are to be based on the medical signs and symptoms of the condition upon initial presentation. The retrospective findings of a medical work-up may legitimately be the basis for determining how much additional care may be authorized, but not for payment for dealing with the initial emergency.

               2. All HMOs, regardless of whether dental care is included in their contract, are responsible for paying all ancillary charges relating to dental emergencies with the only exception being the dentist's or oral surgeon's direct and office charges. These charges would include, but are not limited to, physician, anesthesia, pharmacy and emergency room in a hospital or freestanding ambulatory care setting.


HMO Contract for January 1, 2000 - December 31, 2001

         Ambulance Services


         1. HMOs may require submission of a trip ticket with ambulance claims before paying the claim. Claims submitted without a trip ticket need only be paid at the service charge rate.

         2. HMOs will pay a service fee for ambulance response to a call in order to determine whether an emergency exists, regardless of the HMO's determination to pay for the call.

         3. HMOs will pay for emergency ambulance services based on established Medicaid criteria for claims payment of these services.

         4. HMO will either pay or deny payment of a complete claim for ambulance services within 45 days of receipt of the claim.

         5. HMOs will respond to appeals from ambulance companies within the time frame described in Article III. H. Failure will constitute HMO agreement to pay the appealed claim in full.

     E.  24-Hour Coverage

         Provide all emergency contract services and post-stabilization services as defined in this Contract 24 hours each day, 7 days a week, either by the HMO's own facilities or through arrangements approved by the Department with other providers. The HMO shall have one (1) toll-free phone number that enrollees or individuals acting on behalf of an enrollee can call at any time to obtain authorization for emergency transport, emergency, or urgent care. (Authorization here refers to the requirements defined in Addendum V, in the Standard Enrollee Handbook Language, regarding the conditions under which an enrollee must receive permission from the HMO prior to receiving services from a non-HMO affiliated provider in order for the HMO to reimburse the provider: e.g., for urgent care, for ambulance services for non-emergency care, for extended emergency services, and other situations.) This number must have access to individuals with authority to authorize treatment as appropriate. A response to such call must be provided within 30 minutes (except that response to ambulance calls shall be within 15 minutes) or the HMO will be liable for the cost of subsequent care related to that illness or injury incident whether treatment is in- or out-of-plan and whether the condition is emergency, urgent, or routine.

         The HMO must be able to communicate with a caller in the language spoken by the caller or the HMO will be liable for the cost of subsequent care related to that illness or injury incident whether treatment is in- or out-of-plan and whether the condition is emergency, urgent, or routine.


HMO Contract for January 1, 2000 - December 31, 2001

         These calls must be logged with time, date and any pertinent information related to persons involved, resolution and follow-up instructions.

         The HMO shall notify the Department of any changes of this one toll-free phone number for emergency calls within 7 working days of change.

     F.  Thirty Day Payment Requirement

         Pay at least 90 percent of adjudicated (clean) claims from subcontractors for covered medically necessary services within 30 days of receipt of bill, and 99 percent within 90 days and 100% of the claims within 180 days of receipt, except to the extent subcontractors have agreed to later payment. HMO agrees not to delay payment to subcontractors pending subcontractor collection of third party liability unless the HMO has an agreement with their subcontractor to collect third party liability.

     G.  HMO Claim Retrieval System

         Maintain a claim retrieval system that can on request identify date of receipt, action taken on all provider claims (i.e., paid, denied, other), and when action was taken. HMO shall date stamp all provider claims upon receipt. In addition, maintain a claim retrieval system that can identify, within the individual claim, services provided and diagnoses of enrollees with nationally accepted coding systems: HCPCS including level I CPT codes and level II and level III HCPCS codes with modifiers, ICD-9-CM diagnosis and procedure codes, and other national code sets such as place of service, type of service, and EOB codes. Finally, the claim retrieval system must be capable of identifying the provider of services by the appropriate Wisconsin Medicaid provider ID number assigned to all in-plan providers. Refer to Article III, section AA for use of providers certified by the Medicaid program.

     H.  Appeals to the Department for HMO Payment/Denial of Providers

         Provide the name of the person and/or function at the HMO to whom provider appeals should be submitted.

         Provide written notification to providers of HMO payment/denial determinations which includes:

         1. A specific explanation of the payment amount or a specific reason for the payment denial.

         2. A statement regarding the provider's rights and responsibilities in appealing to the HMO about the HMO's initial determination by submitting a separate letter or form:

               a.     clearly marked "appeal"

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               b.     which contains the provider's name, date of service, date
                      of billing, date of rejection, and reason(s) claim merits reconsideration

               c.     for each appeal

               d. to the person and/or function at the HMO that handles Provider Appeals within 60 days of the initial denial or partial payment.

         3. A statement advising the provider of the provider's right to appeal to the Department if the HMO fails to respond to the appeal within 45 days or if the provider is not satisfied with the HMO response to the request for reconsideration, and that all appeals to the Department must be submitted in writing within 60 days of the HMO's final decision.

         4. Accept written appeals from providers who disagree with the HMO's payment/denial determination, if the provider submits the dispute in writing and within 60 days of the initial payment/denial notice. The HMO has 45 days from the date of receipt of the request for reconsideration to respond in writing to the provider. If the HMO fails to respond within that time frame, or if the provider is not satisfied with the HMO's response, the provider may seek a final determination from the Department.

         5. Accept the Department's determinations regarding appeals of disputed claims. In cases where there is a dispute about an HMO's payment/denial determination and the provider has requested a reconsideration by the HMO according to the terms described above, the Department will hear appeals and make final determinations. These determinations may include the override of the HMO's time limit for submission of claims in exceptional cases. The Department will not exercise its authority in this regard unreasonably. The Department will accept written comments from all parties to the dispute prior to making the decision. Appeals must be submitted to the Department within 60 days of the date of written notification of the HMO's final decision resulting from a request for reconsideration. The Department has 45 days from the date of receipt of all written comments to respond to these appeals. HMOs will pay provider(s) within 45 days of receipt of the Department's final determination.


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         I.       Payments for Diagnosis of Whether an Emergency Condition
                  Exists

                  Pay for appropriate, medically necessary, and reasonable diagnostic tests utilized to determine if an emergency exists. Payment for emergency services continue until the patient is stabilized and can be safely discharged or transferred.

         J.       Memoranda of Understanding for Emergency Services

                  HMOs may have a contract or an MOU with hospitals or urgent care centers within the HMO's service area(s) to ensure prompt and appropriate payment for emergency services. For situations where a contract or MOU is not possible, HMOs must identify for hospitals and urgent care centers procedures that ensure prompt and appropriate payment for emergency services.

                  1.    Such MOUs shall provide for:

                        a. The process for determining whether an emergency exists.

                        b. The requirements and procedures for contacting the HMO before the provision of urgent or routine care.

                        c. Agreements, if any, between the HMO and the provider regarding indemnification, hold harmless, or any other deviation from malpractice or other legal liability which would attach to the HMO or provider in the absence of such an agreement.

                        d. Payments for appropriate, medically necessary, and reasonable diagnostic tests to determine if an emergency exists.

                        e. Assurance of timely and appropriate provision of and payment for emergency services.

                  2. Unless a contract or MOU specifies otherwise, HMOs are liable to the extent that fee-for-service would have been liable for the emergency situation. The Department reserves the right to resolve disputes between HMOs, hospitals and urgent care centers regarding emergency situations based on fee-for-service criteria.

         K.       Provision of Services

                  Provide contract services to Medicaid/BadgerCare enrollees under this Contract in the same manner as those services are provided to other members of the HMO.


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         L.       Open Enrollment

                  Conduct a continuous open enrollment period during which the HMO shall accept recipients eligible for coverage under this Contract in the order in which they are enrolled without regard to health status of the recipient or any other factor(s).

         M.       Pre-Existing Conditions

                  Assume responsibility for all covered medical conditions of each enrollee as of the effective date of coverage under the Contract. The aforementioned responsibility shall not apply in the case of persons hospitalized at the time of initial enrollment, as provided for in this article.

         N.       Hospitalization at the Time of Enrollment or Disenrollment

                  1. The HMO will not assume financial responsibility for enrollees who are hospitalized at the time of enrollment (effective date of coverage) until an appropriate hospital discharge.

                  2. The Department will be responsible for paying on a fee-for-service basis all Medicaid covered services for such hospitalized enrollees during hospitalization.

                  3. Enrollees, including newborn enrollees, who are hospitalized at the time of disenroliment from the HMO shall remain the financial responsibility of the HMO. The financial liability of the HMO shall encompass all contract services. The HMO's financial liability shall continue for the duration of the hospitalization, except where (1) loss of Medicaid/BadgerCare eligibility occurs; (2) disenrollment occurs because there is a voluntary disenrollment from the HMO as a result of one of the conditions in Addendum II, in which case HMO liability shall terminate upon disenrollment being effective; and (3) except where disenrollment is due to medical status change to a code indicating SSI, 503 case, or institutionalized eligibility. 503 cases are SSI cases that continue Medicaid eligibility in spite of social security cost of living increases that cause an SSI recipient to lose SSI eligibility. In these three exceptions, the HMO's liability shall not exceed the period for which it is capitated.

                  4. Discharge from one hospital and admission to another within 24 hours for continued treatment shall not be considered discharge under this section. Discharge is defined here as it is in the UB-92 Manual.



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         O.       Non-Discrimination


                  Comply with all applicable Federal and State laws relating to non-discrimination and equal employment opportunity including
                  s. 16.765, Wis. Stats., Federal Civil Rights Act of 1964, regulations issued pursuant to that Act and the provisions of Federal Executive Order 11246 dated September 26, 1985, and assure physical and program accessibility of all services to persons with physical and sensory disabilities pursuant to
                  Section 504 of the Federal Rehabilitation Act of 1973, as amended (29 U.S.C. 794), all requirements imposed by the applicable Department regulations (45 CFR part 84) and all guidelines and interpretations issued pursuant thereto, and the provisions of the Age Discrimination and Employment Act of 1967 and Age Discrimination Act of 1975.

                  Chapter 16.765, Wis. Stats. requires that in connection with the performance of work under this Contract, the Contractor agrees not to discriminate against any employee or applicant for employment because of age, race, religion, color, handicap, sex, physical condition, developmental disability as defined in s. 51.01(5), sexual orientation or national origin. This provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Except with respect to sexual orientation, the Contractor further agrees to take affirmative action to ensure equal employment opportunities. The Contractor agrees to post in conspicuous places, available for employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of the non-discrimination clause. Addendum VIII contains further details on the requirements of nondiscrimination.

         With respect to provider participation, reimbursement, or indemnification -- HMO will not discriminate against any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such license or certification. This shall not be construed to prohibit an HMO from including providers to the extent necessary to meet the needs of the Medicaid population or from establishing any measure designed to maintain quality and control cost consistent with these responsibilities.

         P.       Affirmative Action Plan

                  Comply with State Affirmative Action policies. Contracts estimated to be twenty-five thousand dollars ($25,000) or more require the submission of a written affirmation action plan or have a current plan on file with the State of Wisconsin. Contractors with an annual work force of less than twenty-five employees are exempted from this requirement; however, such contractors shall submit a statement to the Division of Health Affirmative Action/Civil Rights

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                  Compliance Office certifying that its work force is less than twenty-five employees.

                  1. "Affirmative Action Plan" is a written document that details an affirmative action program. Key parts of an affirmative action plan are:

                        a. a policy statement pledging nondiscrimination and affirmative action in employment;

                        b. internal and external dissemination of the policy;

                        c. assignment of a key employee as the equal opportunity officer;

                        d. a work force analysis that identifies job classification where representation of women, minorities and the disabled is deficient;

                        e. goals and timetables that are specific and measurable, and that are set to correct deficiencies and to reach a balance of work force;

                        f. revision of all employment practices to ensure that they do not have discriminatory effects; and

                        g. establishment of internal monitoring and reporting systems to measure progress regularly.

                  2. Within fifteen (15) days after the award of a contract, the affirmative action plan shall be submitted to the Department of Health and Family Services Box 7850, Madison, WI 53707-7850. Contractors are encouraged to contact the Department of Health and Family Services, Affirmative Action/Civil Rights Compliance Office at
                        (608) 266-9372 for technical assistance.

                  3. Addendum VIII contains further details on the requirements of Affirmative Action Plans.

         Q.       Cultural Competency

                  1. HMO shall address the special health needs of enrollees such as those who are low income or members of specific population groups needing specific culturally competent services. HMO shall incorporate in its policies, administration, and service practice such as (1) recognizing member's beliefs, (2) addressing cultural differences in a competent manner, (3) fostering in staff/providers behaviors and effectively address interpersonal communication styles which respect enrollees' cultural


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                           backgrounds. HMO shall have specific policy
                           statements on these topics and communicate them to subcontractors.

                    2. HMO shall encourage and foster cultural competency among providers. HMO shall, when appropriate, permit enrollees to choose providers from among the HMO's network based on linguistic/cultural needs. HMO shall permit enrollees to change primary providers based on the provider's ability to provide services in a culturally competent manner. Enrollees may submit grievances to the HMO and/or the Department related to inability to obtain culturally appropriate care, and the Department may, pursuant to such grievance, permit an enrollee to disenroll and enroll into another HMO, or into fee-for-service in a county where HMOs do not enroll all eligibles.

          R.        Health Education and Prevention

                    1. Inform all enrollees of contributions which they can make to the maintenance of their own health and the proper use of health care services.

                    2. Have a program of health education and prevention available and within reasonable geographic proximity to its enrollees. The program shall include health education and anticipatory guidance provided as a part of the normal course of office visits, and in discrete programming.

                    3.     The program shall provide:

                           a.      An individual responsible for the
                                   coordination and delivery of services in the program.

                           b. Information on how to obtain these services (locations, hours, phones, etc.).

                           c. Health-related educational materials in the form of printed, audiovisual, and/or personal communication.

                           d. Information on recommended check-ups and screenings, and prevention and management of disease states which affect the general population. This includes specific information for persons who have or who are at risk of developing such health problems (e.g., hypertension, diabetes, STD, asthma, breast and cervical cancer, osteoporosis and postpartum depression).


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                         e.        Health education and prevention programs.
                                   Recommended programs include: injury control, family planning, teen pregnancy, sexually transmitted disease prevention, prenatal care, nutrition, childhood immunization, substance abuse prevention, child abuse prevention, parenting skills, stress control, postpartum depression, exercise, smoking cessation, weight gain and healthy birth, postpartum weight loss, and breast-feeding promotion and support. Note that any education and prevention programs for family planning and substance abuse would supplement the required family planning and substance abuse health care services covered in the Medicaid/BadgerCare program.

                         f. Promotion of the health education and prevention program, including use of languages understood by the population served, and use of facilities accessible to the population served.

                         g. Information on and promotion of other available prevention services offered outside of the HMO including child nutrition programs, parenting classes, programs offered by local health departments and other programs.

                         h. Systematic referrals of potentially eligible women, infants, and children to the Special Supplemental Nutrition Program for Women, Infants, and Children (WIC) and relevant medical information to the WIC program. General information about recipient eligibility requirements for the WIC program, a statewide list of WIC agencies, as well as a sample WIC Referral Form that can be used by HMOs, can be found in Addendum XXV.

                    4. Health related educational materials produced by the HMO must be at a sixth grade reading comprehension level and reflect sensitivity to the diverse cultures served. Also, if the HMO uses material produced by other entities, the HMO must review these materials for grade level comprehension level and for sensitivity to the diverse cultures served. Finally, the HMO must make all reasonable efforts to locate and use culturally appropriate health related material.

          S. Enrollee Handbook and Education and Outreach for Newly Enrolled Recipients

                    1. Within one week of initial enrollment notification to the HMO, mail to caseheads an enrollee handbook which is at the "sixth grade reading comprehension level" and which at a minimum will include information about:


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                           a.  the phone number that can be used for assistance
                               in obtaining emergency care or for prior authorization for urgent care;

                           b. information on contract services offered by the HMO;

                           c.  location of facilities;

                           d.  hours of service;

                           e. informal and formal grievance procedures, including notification of the enrollee's right to a fair hearing;

                           f.  grievance appeal procedures;

                           g.  HealthCheck;

                           h.  family planning policies;

                           i. policies on the use of emergency and urgent care facilities;

                           j.  when you may have to pay for care; and

                           k.  changing HMOs.

                  2. The HMO must provide periodic updates to the handbook as needed explaining changes in the above policies. Such changes must be approved by the Department prior to printing.

                  3. New standard language for the enrollee handbooks required by this Contract may be included in the handbooks when they are reprinted.

                  4. Enrollee handbooks (or substitute enrollee information approved by the Department which explains HMO services and how to use the HMO) shall be made available in at least the following languages:
                           Spanish, Lao, and Hmong if the HMO has enrollees who are conversant only in those languages. The handbook should direct enrollees who are not conversant in English to the appropriate resources within the HMO for obtaining a copy of the handbook with the appropriate language.

                  5. HMOs may create enrollee handbook language that they believe is simpler than the standard language of Addendum V, but this substitute language must be approved by the Department.


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                  6.       Enrollee handbooks shall be submitted by contractors
                           during the Certification Application for review and approval during the pre-contract review stage of the HMO Certification process. The specific dates for submittal of enrollee handbooks are prescribed in the HMO Certification Application.

                  7. Standard language on several subjects, including HealthCheck, family planning, grievance and appeal rights, conversion rights, and emergency and urgent care shall appear in all handbooks and is included in Addendum V. Any exceptions to the standard must be approved in advance by the Department, and will be approved only for exceptional reasons. Standard language may change during the course of the contract period, if there are changes in federal or state laws, rules or regulations, in which case the new language will have to be inserted into the enrollee handbooks as of the effective date of any such change.

                  8. In addition to the above requirements sections 1 through 7 for the enrollee handbook, HMOs are required to perform other education and outreach activities for newly enrolled recipients. HMOs are to submit to the Department for prior written approval an education and outreach plan targeted towards newly enrolled recipients. This outreach plan will be examined by the Department during pre-contract review. Newly enrolled recipients are those recipients appearing on the enrollment reports described in Article IV. D. and listed as "ADD-NEW." The plan must identify at least 2 educational/outreach activities in addition to the enrollee handbook to be undertaken by the HMO for the purpose of informing new enrollees of pertinent information necessary to access services within the HMO network. The plan must include the frequency (i.e., weekly, monthly, etc.) of the activity, the person within the HMO responsible for the activities, and how activities will be documented and evaluated for effectiveness.

         T.       Approval of Marketing Plans and Informing Materials

                  1. Submit to Department for prior written approval a marketing plan and all marketing materials and other marketing activities that refer to Medicaid Title XIX, BadgerCare, or Title XXI or are intended for Medicaid/BadgerCare recipients. This requirement includes marketing or informing materials that are produced by providers under subcontract to the HMO or owned by the HMO in whole or in part. The Department will not approve any materials which are deemed to be confusing, fraudulent, misleading, or do not accurately reflect the scope and philosophy of the Medicaid program and/or its covered benefits.


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                  2.   The Department will review and either approve, approve
                       with modifications, or deny all informing material within ten working days of receipt of the informing materials. Time-sensitive material must be clearly marked by the HMO and will be approved, approved with modifications or denied by the Department within ten business days. The Department reserves the right to determine whether the material is, indeed, time-sensitive. HMO agrees to engage only in marketing activities and distribute only those marketing materials that are preapproved in writing, except that marketing materials and other marketing activities are deemed approved if there is no response from the Department within 10 working days. However, problems and errors subsequently identified by the Department must be corrected by the HMO when they are identified. HMO agrees to comply with in. 6.07 and 3.27, Wis. Admin. Code, and practices consistent with the Balanced Budget Amendment of 1997 P.L. 105-33 Sec. 4707(a) [42 U.S.C. 1396v(d)(2)].

                  3. As used in this section, "marketing materials and other marketing activities" include the production and dissemination of any promotional material by any medium, including but not limited to community events, print media, radio, television, billboards, Yellow Pages, and advertisements that refer to Medicaid, BadgerCare, Title XIX, or Title XXI are intended for Medicaid/BadgerCare recipients. The Department in its sole discretion will determine whether the marketing materials and/or other marketing activities refer to Medicaid, BadgerCare, Title XIX, or Title XXI are intended for Medicaid/BadgerCare recipients.

                  4. Approval of marketing plans and materials will be reviewed by the Department in a manner that does not unduly restrict or inhibit the HMO's marketing plans. When applying this provision to specific marketing plans, material and/or activity, the entire content and use of the marketing material or activity shall be taken into consideration.


                  5. HMOs that fail to abide by these marketing requirements may be subject to any and all sanctions available under
                       Article IX. In determining any sanctions, the Department will take into consideration any past unfair marketing practices, the nature of the current problem and the specific implications on the health and well-being of the Medicaid enrollees. In the event that an HMO's affiliated provider fails to abide by these requirements, the Department will evaluate whether the HMO should have had knowledge of the marketing issue and the HMO's ability to adequately monitor ongoing future marketing activities of the subcontractor(s).


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         Note:    This section has been incorporated in Addendum I.


         U.       Conversion Privileges

                  Offer any enrollee covered under this Contract, whose enrollment is subsequently terminated due to loss of Medicaid/BadgerCare eligibility, the opportunity to convert to a private enrollment contract without underwriting. This time period for conversion following Medicaid/BadgerCare termination notice will comply with Wisconsin Stats. 632.897 regarding conversion rights.

         V.       Choice of Health Professional

                  Offer each enrollee covered under this Contract the opportunity to choose a primary health care professional affiliated with the HMO, to the extent possible and appropriate. If the HMO assigns recipients to primary physicians, then the HMO shall notify recipients of the assignment. HMOs must permit Medicaid BadgerCare enrollees to change primary providers at least twice in any calendar year, and to change primary providers more often than that for just cause, just cause being defined as lack of access to quality, culturally appropriate, health care. Such just cause will be handled as a formal grievance. If the HMO has reason to lock-in an enrollee to one primary provider and/or pharmacy in cases of difficult case management. the HMO must submit a written request in advance of such lock-in to the Department. Requests should be submitted to the Contract Monitor. Culturally appropriate care in this section means care by a provider who can relate to the enrollee and who can provide care with sensitivity, understanding, and respect for the enrollee's culture.

         W.       Quality Assessment/Performance Improvement (QAPI)

                  1. The HMO QAPI program must conform to requirements of 42 CFR, Part 400, Medicaid Managed Care Requirements, Subpart E, Quality Assessment and Performance Improvement. The program must also comply with 42 Code of Federal Regulations (CFR) 434.34 which states that the HMO must have a Quality Assessment/Performance Improvement system that:

                           a. Is consistent with the utilization control requirement of 42 CFR 456;

                           b. Provides for review by appropriate health professionals of the process followed in providing health services;

                           c. Provides for systematic data collection of performance and patient results:

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                                      -31-

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                           d.       Provides for interpretation of this data to
                                    the practitioners; and

                           e.       Provides for making needed changes.

                  2.       Quality Assessment/Performance Improvement Program

                           a. The HMO must have a comprehensive Quality Assessment/Improvement Program (QAPI) program that protects, maintains, and improves the quality of care provided to Wisconsin Medicaid program recipients. The HMO must evaluate the overall effectiveness of its QAPI program annually to determine whether the program has demonstrated improvement, where needed, in the quality of care and service provided to its Medicaid BadgerCare population.

                                    The HMO must have documentation of all
                                    aspects of the QAPI program available for Department review upon request. The Department may perform off-site and on-site Quality Assessment/Performance Improvement audits to ensure that the HMO is in compliance with contract requirements. The review and audit may include: on-site visits; staff and enrollee interviews; medical record reviews; review of all QAPI procedures, reports, committee activities, including credentialing activities, corrective actions and follow-up plans; peer review process; review of the results of the member satisfaction surveys, and review of staff and provider qualifications.

                           b. The HMO must have a written QAPI work plan that is ratified by the board of directors and outlines the scope of activity and the goals, objectives, and time lines for the QAPI program. New goals and objectives must be set annually based on findings from quality improvement activities and studies.

                           c. The HMO governing body is ultimately accountable to the Department for the quality of care provided to HMO enrollees. Oversight responsibilities of the governing body are: approval of the overall QAPI program and an annual QAPI plan: designating an accountable entity or entities within the organization to provide oversight of QAPI: review of written reports from the designated entity on a periodic basis which include a description of QAPI activities, progress on objectives, and improvements made: formal review on an annual basis of a written report on the QAPI program; and directing modifications to the QAPI program on an ongoing basis to accommodate review findings and issues of concern within the HMO.


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               d.       The QAPI committee shall be in an organizational
                        location within the HMO such that it can be responsible for all aspects of the QAPI program. The committee membership must be interdisciplinary and be made up of both providers and administrative staff of the HMO, including:

                        1) a variety of health professions (e.g., pharmacy, physical therapy, nursing, etc.);

                        2) qualified professionals specializing in mental health or substance abuse and dental care on a consulting basis when an issue related to these areas arises:

                        3) a variety of medical disciplines (e.g.. medicine, surgery, radiology, etc.);

                        4)       OB/GYN and pediatric representation; and

                        5)       HMO management or governing body.

                        6) Enrollees of the HMO must be able to contribute input to the QAPI Committee. The HMO must have a system to receive enrollee input on quality improvement, document the input received, document the HMO's response to the input, including a description of any changes or studies it implemented as the result of the input and document feedback to enrollees in response to input received. The HMO response must be timely.

               e. The committee must meet on a regular basis, but not less frequently than quarterly. The activities of the QAPI Committee must be documented in the form of minutes and reports. The QAPI Committee must be accountable to the governing body.

                        Documentation of Committee minutes and activities must be available to the Department upon request.

               f. QAPI activities of HMO providers and subcontractors, if separate from HMO QAPI activities, shall be integrated into the overall HMO/QAPI program. Requirements to participate in QAPI activities are incorporated into all provider and subcontractor contracts and employment agreements. The HMO QAPI program shall provide feedback to the providers/subcontractors regarding the integration of, operation of, and corrective actions necessary in provider/subcontractor QAPI efforts.


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                        Other management activities (Utilization Management,
                        Risk Management, Complaints and Grievances, etc.) must be integrated with the QAPI program. Physicians and other health care practitioners and institutional providers must actively cooperate and participate in the HMO's quality activities.

                        The HMO remains accountable for all QAPI functions, even if certain functions are delegated to other entities. If the HMO delegates any activities to contractors the conditions listed in Article 11 of this agreement must be met.

               g. There is evidence that HMO management representatives and providers participate in the development and implementation of the QAPI plan of the HMO. This provision shall not be construed to require that HMO management representatives and providers participate in every committee or subcommittee of the QAPI program.

               h. The HMO must designate a senior executive to be responsible for the operation and success of the QAPI program. If this individual is not the HMO Medical Director, the Medical Director must have substantial involvement in the QAPI program. The designated individual shall be accountable for the QAPI activities of the HMO"s own providers, as well as the HMO's subcontracted providers.

               i The qualifications, staffing level and available resources must be sufficient to meet the goals and objectives of the QAPI program and related QAPI activities. Such activities include, but are not limited to, monitoring and evaluation of important aspects of care and services, facilitating appropriate use of preventive services, monitoring provider performance, provider credentialing, involving members in QAPI initiatives and conducting performance improvement projects in identified priority areas.

                        Written documentation listing the staffing resources that are directly under the organizational control of the person who is responsible for QAPI (including total FTEs, percent of time dedicated to QAPI, background and experience, and role) must be available to the Department upon request.




HMO Contract for January 1, 2000 - December 31, 2001

                                      -34-

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                  3.       Monitoring and Evaluation

                           a. The QAPI program must monitor and evaluate the quality of clinical care on an ongoing basis. Important aspects of care (i.e., acute, chronic conditions, high volume, high risk preventive care and services) are studied and prioritized for performance improvement and/or development of practice guidelines. Standardized quality indicators must be used to asses improvement, assure achievement of minimum performance levels, monitor adherence to guidelines, and identify patterns of over utilization and under utilization. The measurement of quality indicators must be supported by appropriate data collection methodologies and must be used to analyze and improve clinical care and services.

                           b. Provider performance must be measured against practice guidelines and standards adopted by the QAPI Committee. Areas identified for improvement must be tracked and corrective actions taken when warranted. The effectiveness of corrective actions must be monitored until problem resolution occurs. Reevaluation must occur to assure that the improvement is sustained.

                           c. The HMO must use appropriate clinicians to evaluate the data on clinical performance, and multi disciplinary teams to analyze and address data on systems issues.

                           d. The HMO must also monitor and evaluate care and services in certain priority clinical and non-clinical areas of interest specified by the Department.

                           e. The HMO must make documentation available to the Department upon request regarding quality improvement and assessment studies on plan performance, which relate to the enrolled population. See reporting requirements in Article III. W. Section 13, Priority Areas.

                           f. Practice guidelines: The HMO must develop or adopt practice guidelines that are disseminated to providers and to enrollees as appropriate or upon request. The guidelines should be based on reasonable medical evidence or consensus of health professionals; consider the needs of the enrollees; developed or adopted in consultation with the contracting health professionals, and reviewed and updated periodically.



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                                      -35-

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               4.   Access

                    a. The HMO must provide medical care to its Medicaid/BadgerCare enrollees that is as accessible to them, in terms of timeliness, amount, duration, and scope, as those services are to nonenrolled Medicaid/BadgerCare recipients within the area served by the HMO.

                         The HMO must have a Medicaid certified primary care provider within a 20 mile distance from any enrollee residing in the HMO service area. A service area for an HMO will be specified down to the zip code. Therefore, all portions of each zip code in the HMO service area must be within 20 miles from a Medicaid certified primary care provider.

                    b.   Network Adequacy:

                         The HMO must assure that its delivery network is sufficient to provide adequate access to all services covered under this agreement. In establishing the network, the HMO must consider:

                         1) The anticipated enrollment with particular attention to pregnant women and children:

                         2) The expected utilization of services, considering enrollee characteristics and health care needs.

                         3) The number and types of providers required to furnish the contracted services.

                         4) The number of network providers not accepting new patients.

                         5) The geographic location of providers and enrollees, distance, travel time, normal means of transportation used by enrollees and whether provider locations are accessible to enrollees with disabilities.

                         This access standard does not prevent a recipient from choosing and HMO when the recipient resides in zip code that does not meet the 20 mile distance standard. However, the recipient will not be automatically assigned to that HMO. If by some circumstance the recipient has been assigned to the HMO or has chosen the HMO and becomes dissatisfied with access to medical care, the recipient will be allowed to disenroll from the HMO for reason of distance.

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

                         Primary care providers are defined to include, but are not limited to, Physicians and Physician Clinics with specialties in general practice, family practice, internal medicine, obstetrics and gynecology, adolescent medicine and pediatrics, FQHCs, RHCs, Nurse Practitioners, Nurse Midwives, Physician Assistants, and Tribal Health Centers. HMOs may define other types of providers as primary care providers. If they do so, the HMOs must define these other types of primary care providers and justify their inclusion as primary care providers during the precontract review phase of the HMO Certification process.

                    c. The HMO must have written protocols to ensure that enrollees have access to screening, diagnosis and referral, and appropriate treatment for those conditions and services covered under the Wisconsin Medicaid program.

                    d. The HMO must also provide medically necessary high risk prenatal care within two weeks of the enrollee's request for an appointment, or within three weeks if the request is for a specific HMO provider.

                    e. The HMO must have written standards for the accessibility of care and services which are communicated to providers and monitored. The standards must include the following: waiting times for care at facilities; waiting times for appointments; specify that providers' hours of operation do not discriminate against Medicaid/ BadgerCare enrollees; and whether or not provider(s) speak member's language. The HMO must take corrective action if its standards are not met.

                    f. The HMO must have a mental health or substance abuse provider within a 35 mile distance from any enrollee residing in the HMO service area or no further than the distance for non-enrolled recipients residing in the service area.

                    g. The HMO must have a dental provider, when appropriate, within a 35 mile distance from any enrollee residing in the HMO service area or no further than the distance for non-enrolled recipients residing in the service area. The HMO must also give consideration to whether the dentist is accepting new patients, and where full or part-time coverage is available.

HMO Contract for January 1, 2000 - December 31, 2001

               5.   Health Promotion and Prevention Services

                    a. The HMO must identify at-risk populations for preventive services and develop strategies for reaching Medicaid/ BadgerCare members included in this population. Local health departments and community-based health organizations can provide the HMO with special access to vulnerable and low-income population groups, as well as settings that reach at-risk individuals in their communities, schools and homes. Public health resources can be used to enhance the HMO's health promotion and preventive care programs.

                    b. The HMO must have mechanisms for facilitating appropriate use of preventive services and educating enrollees on health promotion. At a minimum, an effective health promotion and prevention program includes: tracking of preventive services, practice guidelines for preventive services, yearly measurement of performance in the delivery of such services, and communication of this information to providers and enrollees.

               6. Provider Selection (credentialing) and Periodic Evaluation (recredentialing)

                    a. The HMO must have written policies and procedures for provider selection and qualifications. For each practitioner, including each member of a contracting group that provides services to the HMO's enrollees, initial credentialing must be based on a written application, primary source verification of licensure, disciplinary status, eligibility for payment under Medicaid and certified for Medicaid. The HMO must periodically monitor (no less than every two years) the provider's documented qualifications to assure that the provider still meets the HMO's specific professional requirements.

                    b. The HMO must periodically monitor (no less than every two years) the provider's documented qualifications to assure that the provider still meets the HMO's specific professional requirements.

                    c. The HMO must also have a mechanism for considering the provider's performance. The method must include updating all the information (except medical education) utilized in the initial credentialing process. Performance evaluation must include information from: the QAPI system, reviewing enrollee complaints and enrollee satisfaction surveys, and the utilization management system.

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                                      -38-

                    d. The selection process must not discriminate against providers such as those serving high-risk populations, or specialize in conditions that require costly treatment. The HMO must have a process for receiving advice on the selection criteria for credentialing and recredentialing practitioners in the HMO's network.

                    e. If the HMO delegates selection of providers to another entity, the organization retains the right to approve, suspend or terminate any provider selected by that entity.

                    f. The HMO must have a formal process of peer review of care delivered by providers and active participation of the HMO's contracted providers in the peer review process. This process may include internal medical audits, medical evaluation studies, peer review committees, evaluation of outcomes of care, and systems for correcting deficiencies. The HMO must supply documentation of its peer review process upon request.

                    g. The HMO must have written policies that allow it to suspend or terminate any provider for quality deficiencies. There must also be an appeals process available to the provider that conforms to the requirements of the HealthCare Quality Improvement Act of 1986 (42 USC (S)11101 etc. Seq.).

                    h. In addition to the requirements in this section, the names of individual practitioners and institutional providers who have been terminated from the HMO provider network as a result of quality issues must be immediately forwarded to the Department and reported to other entities as required by law (42 USC (S)11101 et. Seq.).

                    i. Institutional Provider Selection--For each provider, other than an individual practitioner, the HMO determines, and verifies at specified intervals, that the provider is:

                         1) licensed to operate in the State, if licensure is required, and in compliance with any other applicable State or Federal requirements; and

HMO Contract for January 1, 2000 - December 31, 2001

                                    2)      the HMO verifies that the provider
                                            is reviewed and approved by an
                                            approved accrediting body (if the
                                            provider claims accreditation), or
                                            is determined by the HMO to meet
                                            standards established by the HMO
                                            itself.

                  7.       Enrollee Feedback on Quality Improvement

                           a. The HMO must have a process to maintain a relationship with its enrollees that promotes two way communication and contributes to quality of care and service. The HMO must show a commitment to treating members with respect and dignity.

                           b. Annually, the HMO must conduct an internal satisfaction of care survey of a representative sample of enrolled Medicaid! BadgerCare recipients. The survey must be designed to identify potential problems and barriers to care, and should cover, at a minimum, the following three areas:

                                   1)   care process - attention received as a
                                        patient (i.e.. provider sensitivity);

                                   2)   structure or delivery of care - assess
                                        impediments to care such as waiting
                                        times, choice of provider, physical
                                        accessibility; and

                                   3) perceived quality of care - thoroughness of exams and results or health status outcomes.

                                   The Department must approve the survey
                                   instrument and plan. The HMO shall have
                                   systems in place for acting on survey results and shall report to the Department the survey results and any quality management projects planned in response to survey results.

                           c. The HMO is encouraged to find additional ways to involve Medicaid/BadgerCare enrollees in quality improvement initiatives and in soliciting enrollee feedback on the quality of care and services the HMO provides. Other ways to bring enrollees into the HMO's efforts to improve the health care delivery system include but are not limited to: focus groups, consumer advisory councils, enrollee participation on the governing board, the QAPI committees or other committees, or task forces related to evaluating services. All efforts to solicit feedback from enrollees must be approved by the Department.



HMO Contract for January 1, 2000 - December 31, 2001

                       8.  Medical Records


                           a. The HMO must have policies and procedures for participating provider medical records content and documentation that have been communicated to providers and a process for evaluating its providers' medical records based on the HMO's policies. These policies must address patient confidentiality, organization and completeness, tracking, and important aspects of documentation such as accuracy, legibility, and safeguards against loss, destruction, or unauthorized use. The HMO must also have confidentiality policies and procedures that are applicable to administrative functions that are concerned with confidential patient information.

                           b. Patient medical records must be maintained in an organized manner (by the HMO, and/or by the HMO's subcontractors) that permits effective patient care, they must reflect all aspects of patient care and be readily available for patient encounters, for administrative purposes, and for Department review.

                           c. Because HMOs are considered contractors of the State and are therefore (only for the limited purpose of obtaining medical records of its enrollees) entitled to obtain medical records according to Wisconsin Administrative Code, HFS 104.01(3), the Department will require Medicaid-certified providers to release relevant record to the HMO to assist in compliance with this section. Where HMOs have not specifically addressed photocopying expenses in their provider contracts or other arrangements, the HMOs are liable for charges for copying records only to the extent that the Department would reimburse on a fee-for-service basis.

                           d. The HMO must have written confidentiality policies and procedures in regard to confidential patient information. Policies and procedures must be communicated to HMO staff, members, and providers. The transfer of medical records to out-of-plan providers or other agencies not affiliated with HMO (except for the Department) are contingent upon the receipt by the HMO of written authorization to release such records signed by the enrollee or, in the case of a minor, by the enrollee's parent, guardian. or authorized representative.



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                                      -41-

                           e. The HMO must have written quality standards and performance goals for participating provider medical record documentation and be able to demonstrate, upon request of the DHFS, that the standards and goals have been communicated to providers. The HMO must actively monitor established standards and provide documentation of standards and goals upon request of the Department.

                           f. Medical records must be readily available for HMO-wide Quality Assessment/Performance Improvement (QAPI) and Utilization Management (UM) activities and provide adequate medical and other clinical data required for (QAPI)/UM, and Department use.

                           g. The HMO must have adequate policies in regard to transfer of medical records to ensure continuity of care when enrollees are treated by more than one provider. This may include transfer to local health departments subject to the receipt of a signed authorization form as specified in Article III. W. 8 (d) above (with the exception of immunization status information described in Article III. B. 14., which doesn't require enrollee authorization).

                           h. Requests for completion of residual functional capacity evaluation forms and other impairment assessments, such as queries as to the presence of a listed impairment, shall be provided within 10 working days of request (at the discretion of the individual provider and subject to the provider's medical opinion of its appropriateness) and according to the other requirements listed above; the HMO and its providers and subcontractor may charge the enrollee, authorized representative, or other third party a reasonable rate for the completion of such forms and other impairment assessments. Such rates may be reviev~ed by the Department for reasonableness and may be modified based on this review.

                           i. Minimum medical record documentation per chart entry or encounter must conform to the Wisconsin Administrative Code, Chapter HFS
                                 106.02. (9)(b) Medical record content.


HMO Contract for January 1, 2000 - December 31, 2001

                  9.       Utilization Management (UM)


                           a. The HMO must have documented policies and procedures for all UM activities that involve determining medical necessity, and the approval or denial of medical services. Qualified medical professionals must be involved in any decision-making that requires clinical judgment. Criteria used to determine medical necessity and appropriateness must be communicated to providers.

                           b. If the HMO delegates any part of the TIM program to a third party, the delegation must meet the requirements in Article II Delegations of Authority.

                           c. If the HMO utilizes phone triage, nurse lines or other demand management systems, the HMO must document review and approval of qualification criteria of staff and of clinical protocols or guidelines used in the system. The system's performance will be evaluated annually in terms of clinical appropriateness.

                           d. The policies specify time frames for responding to requests for initial and continued service determinations, specify information required for authorization decisions, provide for consultation with the requesting provider when appropriate, and provide for expedited responses to requests for authorization of urgently needed services, In addition, the HMO must have in effect mechanisms to ensure consistent application of review criteria for authorization decisions (interrater reliability).

                                    Within the timeframes specified above, the HMO must give the enrollee and the requesting provider written notice of:

                                    1)    the decision to deny, limit, reduce,
                                          delay or terminate a service along
                                          with the reasons for the decision.

                                    2)    the enrollee's right to file a
                                          grievance or request a state fair
                                          hearing.

                                    Authorization decisions must be made within the following time frames and in all cases as expeditiously as the enrollee's condition requires:

                                    1)    within 14 days of the receipt of the
                                          request, or


HMO Contract for January 1, 2000 - December 31, 2001

                              2) within 72 hours if the physician indicates or the HMO determines that following the ordinary time frame could jeopardize the enrollee's health or ability to regain maximum function.

                              One extension of up to 14 days may be allowed if the enrollee requests it or if the HMO justifies the need for more information.

                         e. Criteria for decisions on coverage and medical necessity are clearly documented, are based on reasonable medical evidence, current standards of medical practice, or a consensus of relevant health care professionals, and are regularly updated.

                         f. The HMO oversees and is accountable for any functions and responsibilities that it delegates to any subcontractor. (See Article II Delegations of Authority).

                         g. Postpartum discharge policy for mothers and infants must be based on medical necessity determinations. This policy must include all follow-up tests and treatments consistent with currently accepted medical practice and applicable federal law. The policy must allow at least a 48-hour hospital stay for normal spontaneous vaginal delivery, and 96 hours for a cesarean section delivery, unless a shorter stay is agreed to by both the physician and the enrollee. HMOs may not deny coverage, penalize providers, or give incentives or payments to providers or enrollees. Post hospitalization follow-up care must be based on the medical needs and circumstances of the mother and infant. The Department may request documentation demonstrating compliance with this requirement.

                    10.  External Quality Review Contractor

                         a. The HMO must assist the Department and the external quality review organization under contract with the Department in identification of provider and enrollee information required to carry out on-site or off-site medical chart reviews. This includes arranging orientation meetings for physician office staff concerning medical chart review, and encouraging attendance at these meetings by HMO and physician office staff as necessary. The provider of service may elect to have charts reviewed on-site or off-site.

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                                      -44-

                         b. When the professional review organization under contract with the Department identifies an adverse health situation in which follow-up is needed to determine whether appropriate care was provided, the HMO will be responsible for the following tasks:

                              1) Assign a staff person(s) to conduct follow-up with the provider(s) concerning each adverse health situation identified by the Department's professional review organization, including informing the provider(s) of the QAPI finding and monitoring the provider's resolution of the QI finding;

                              2) Inform the HMO's QAPI Committee of the final QAPI finding and involve the QAPI Committee in the development, monitoring and resolution of the corrective action plan; and

                              3) Submit a corrective action plan or an opinion in writing to the Department within 60 days that addresses the measures that the HMO and the provider intend to take to resolve the QAPI finding. The HMO's final resolution of all cases must be completed within six (6) months of HMO notification. A case is not considered resolved by the Department until the Department approves the response provided by the HMO and provider.

                         c. The HMO will facilitate training provided by the Department to its providers.

                    11.  Dental Services Quality Improvement

                         a. The HMO QAPI Committee and QAPI coordinator will review subcontracted dental programs quarterly to assure that quality dental care is provided and that the HMO and the contractor comply with the following:

                              1) The HMO or HMO affiliated dental provider must advise the enrollee within 30 days of effective enrollment of the name of the dental provider and the address of the dental provider's site. The HMO or HMO affiliated dental provider must also inform the enrollee in writing how to contact his/her dentist (or dental office), what dental services are covered, when the coverage is effective, and how to appeal denied services.

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                                      -45-

                              2) An HMO or HMO affiliated dental provider who assigns all or some Medicaid/BadgerCare HMO enrollees to specific participating dentists must give enrollees at least 30 days after assignment to choose another dentist. Thereafter, in accordance with Article III. V., the HMO and/or affiliated provider must permit enrollees to change dentists at least twice in any calendar year and more often than that for just cause.

                              3)   HMO-affiliated dentists must provide a
                                   routine dental appointment to an assigned enrollee within 90 days after the request. Enrollee requests for emergency treatment must be addressed within 24 hours after the request is received.

                              4)   Dental providers must maintain adequate
                                   records of services provided. Records must fully disclose the nature and extent of each procedure performed and should be maintained in a manner consistent with standard dental practice.

                              5) The HMO affirms by execution of this Contract that the HMO's peer review systems are consistently applied to all dental subcontractors and providers.

                              6) The HMO must document, evaluate, resolve, and follow up on all verbal and written complaints they receive from
                                   Medicaid/BadgerCare enrollees related to dental services.

                    12.  Accreditation

                         a. The Department encourages the HMO to actively pursue accreditation by the National Committee for Quality Assurance (NCQA), the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) or other recognized accrediting body approved by the Department.

                         b. The achievement of full accreditation by one of the above organizations by the HMO may result in: reduction of on-site internal Quality Improvement program audits; fewer requests for periodic documentation to determine compliance with contract requirements: and fewer medical record reviews.

                         Where accreditation standards conflict with the standard set forth in this agreement, the agreement prevails unless the accreditation standard is more stringent.

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                                      -46-

               13.  Performance Improvement Priority Areas

                    a. The HMO must develop and ensure implementation of program initiatives to address the specific clinical needs that have a higher prevalence in the HMO's enrolled population served under this agreement. These priority areas must include clinical and non-clinical Performance Improvement projects. The Department strongly advocates the development of collaborative relationships among HMOs, Local Health Departments, community based behavioral health treatment agencies (both public and private), and other community health organizations to achieve improved services in priority areas. Linkages between managed care organizations and public health agencies is an essential element for the achievement of the public health objectives, potentially reducing the quantity and intensity of services the HMO needs to provide. The Department and the HMO are jointly committed to on-going collaboration in the area of service and clinical care improvements by the development and sharing of "best practices."

                         Annually, for the priority areas specified by the Department and listed below, the HMO must monitor and evaluate the quality of care and services through performance improvement projects for at least two of the listed areas in Article III, W. 13 (c) or (d) below, or an HMO may propose alternative performance improvement topics to be addressed by making a request in writing to the Department. The final or on-going status report for each project must be submitted by October 1, 2000, and October 1, 2001. The performance improvement topic must take into account: the prevalence of a condition among. or need for a specific service by, the HMO enrollees served under this agreement, enrollee demographic characteristics and health risks; and the interest of consumers or purchasers in the aspect of care or services to be addressed. The final annual report must include an overview of the performance improvement project that addresses all of the information in the Performance Improvement Project Outline in Addendum XV.

                    b. Performance reporting will utilize standardized indicators appropriate to the performance improvement area. Minimum performance levels must be specified for each performance improvement area, using normative standards derived from regional, national norms, or from norms established by an appropriate practice organization. Goals for improvement for the "Priority Areas" listed in c. of this section, may be set by the organization itself.

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                    The organization must assure that improvements are sustained through periodic audits of relevant data and maintenance of the interventions that resulted in the improvement. The HMO agrees to open at least one new performance improvement project in 2001 with the report on that project to be submitted to the Department by October 1, 2002. In all cases, not less than two performance improvement projects must be reported to the Department in any year and not less than three different projects must be reported to the Department between 2000 and 2002.

                    The organization must implement a performance improvement project in the area if a quality improvement opportunity is identified. The HMO must report to the Department on each study, including those areas where the HMO will not pursue a performance improvement project.

               c. Clinical Priority Areas: 1) prenatal services; 2) identification of adequate treatment for high-risk pregnancies, including those involving substance abuse; 3) evaluating the need for specialty services; 4) availability of comprehensive, ongoing nutrition education, counseling, and assessments; 5) Family Health Improvement Initiative:
                    Smoking Cessation; 6) children with special health care needs; 7) outpatient management of asthma; 8) the provision of family planning services, 9) early postpartum discharge of mothers and infants; 10) STD screening and treatment; and
                    11) high volume/high risk services selected by the HMO.

                    Non-Clinical Priority Areas: 1) grievances, appeals and complaints; 2) access to and availability of services.

                    In addition, the HMO may be required to conduct performance improvement projects specific to the HMO and to participate in one annual statewide project that may be specified by the Department.

               d.   Targeted Performance Improvement Measures

                    The HMO must develop and implement programs that address the specific performance improvement initiatives described below. In addition, the HMO must measure and report activity in the six areas using the standardized indicators described. (The data reporting guidelines and specifications for reporting activity are found in Addendum XVI.)


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                    The HMO's activity in these areas must be reported (along
                    with all other required data) to the Department by October 1, 2001, for calendar year 2000. Unless otherwise noted within a specific targeted performance improvement measure. the Department may specify minimum performance levels and require that the HMOs develop action plans to respond to performance levels below the minimum performance levels. In subsequent years that this Contract is in force, the Department may require the same or different Targeted Performance Improvement Measures.

                    1) Immunization Performance Improvement

                       The objective for the year 2000 is to increase to 90 percent the proportion of children who are two years of age who are fully immunized (Healthy People 2000 goal). Immunization series complete is defined by the most recent Advisory Committee on Immunization Practices
                       (ACIP) schedule found in Addendum XVIII.

                       If the organization's rate on this measure is below the 90 percent objective and the organization did not achieve an improvement in adverse outcomes of at least 10 percent in the current reporting year over the previous reporting year, the organization must report a plan of action to the Department. Such plans may include, but are not limited to, initiation of a performance improvement project, increased outreach to members and providers, provider and member education or any other actions designed to increase delivery of childhood immunization services. The Department may directly monitor the delivery of immunization services to children from birth to age one using encounter data and other resources at its disposal to assess the sufficiency of immunizations in the first year of life.

                    2) Dental Preventive Care Performance Improvement

                       The objective for calendar year 2000 is that HMO enrollees under this agreement will receive preventive dental services at a rate greater than or equal to 110 percent of the preventive dental services rate for Medicaid fee-for-service (FFS) recipients. The baseline year for determining the FFS rate that will be used for comparison is described in Addendum XVI. This measure applies only in situations where the HMO receives the capitation


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                         payment for total dental care in accordance with the
                         HMO's Medicaid/BadgerCare Contract.

                    3)   Lead Toxicity Screening Performance Improvement

                         The minimum performance level for calendar year 2000 is 65 percent of all enrollees served under this agreement with their first or second birthday during the reporting period. Two rates must be reported, one for one year olds and one for two year olds. The minimum performance level for calendar year 2001 is 85 percent of all Medicaid/BadgerCare enrollees with their first or second birthday during the reporting period (calendar year). Detailed instructions for calculation of these measures are included in Addendum XVI.

                    4)   Mental Health Follow Up Care Performance Improvement

                         The minimum performance level for calendar years 2000 and 2001 is a rate of ambulatory follow-up treatment within 7 and 30 days of discharge after inpatient care for treatment of selected mental health disorders, that represents a reduction of 10 percentage points in adverse outcomes each year from the HMO prior baseline. For example:

                              The 1999 HMO rate for follow-up at 30 days is 80 percent. The adverse outcome is represented by the 20 percent that did not have a follow-up visit within 30 days. The minimum performance level for 2000 would be calculated as a 10 percent improvement on the adverse outcomes as follows:
                              .10 x 20 = 2.0. Thus, the minimum performance level for 2000 would be eighty two percent: 80 + 2.0= 82 percent.

                    5)   Substance Abuse Follow-up Care Performance Improvement.

                         The minimum performance level for calendar year 2000 and 2001 is a rate of ambulatory follow-up treatment within 7 and 30 days of discharge after inpatient care for substance abuse for individuals with specific substance abuse disorders, that represents a reduction of 10 percentage points in adverse outcomes each year from the HMO prior year baseline. See example 4) above in


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                         Mental Health Follow Up Care Performance Improvement
                         for information on calculation of this measure.

                    6)   Outpatient Management of Diabetes

                         This targeted performance improvement project is designed to measure and improve performance of outpatient management services for people with Type 1 or Type 2 diabetes. The goal for 2000 is establishment of baseline data for the provision of the following services to enrollees with diabetes:

                         .  Hemoglobin A1c (HbA1c) testing, CPT-4 code 83036;

                         . Lipid profile testing, CPT-4 procedure codes 80061, 83720 or 83721.

                         The goal for 2001 will be for the HMO to improve the above rates of service provision by a 10 percent reduction in adverse outcomes from the baselines established in 2000.

                    7) Satisfaction with referral for MH/SA services performance improvement: This performance improvement area establishes a baseline measure of enrollee satisfaction with referral for mental health and substance abuse services based on enrollee responses to the following specific questions. These questions will be included in the standardized Consumer Assessment of Health Plan (CAHPS) survey administered by the Department.

                         This measure assesses the number of enrollees indicating they "need help with an alcohol, drug or mental health problem" as the denominator and the number of enrollees that indicate they did or did not actually get counseling or help as the numerator. The results will be aggregated by the Department or its contractor and reported to the respective HMO. The Department will share analysis of the baseline data for the survey questions conducted in 1999 with HMOs. The Department will work closely with HMOs to review or revise if necessary survey questions for 2000 and 2001. Survey questions will be reviewed for reasonableness, validity and reliability. The


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                                            Department will work closely with
                                            HMOs to set reasonable minimum
                                            performance levels once it is
                                            determined that the survey questions
                                            are reasonable, reliable and valid.

         X.       Access to Premises

                  Allow duly authorized agents or representatives of the State or Federal government, during normal business hours, access to HMO's premises or HMO subcontractor's premises to inspect, audit, monitor or otherwise evaluate the performance of the HMO's or subcontractor's contractual activities and shall within a reasonable time, but not more than 10 working days, produce all records requested as part of such review or audit. In the event right of access is requested under this Section, the HMO or subcontractor shall, upon request, provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the State or Federal personnel conducting the audit or inspection effort. All inspections or audits shall be conducted in a manner as will not unduly interfere with the performance of HMO's or subcontractor's activities. The HMO will be given 15 business days to respond to any findings of an audit before the Department shall finalize its findings. All information so obtained will be accorded confidential treatment as provided under applicable laws, rules or regulations.

         Y.       Subcontracts

                  Assure that all subcontracts shall be in writing, shall comply with the provisions of Addendum I, shall include any general requirements of this Contract that are appropriate to the service or activity identified in Addendum I, and assure that all subcontracts shall not terminate legal liability of the HMO under this Contract. The HMO may subcontract for any function covered by this Contract, subject to the requirements of this Contract.

         Z.       Compliance with Applicable Laws, Rules or Regulations

                  Observe and comply with all Federal and State laws, rules or regulations in effect when the Contract is signed or which may come into effect during the term of the Contract, which in any manner affects HMO's performance under this Contract, except as specified in Article III, Section B.

         AA.      Use of Providers Certified By Medicaid Program

                  Except in emergency situations, use only providers who have been certified by the Medicaid program for those services required under this Contract. The Department reserves the right to withhold retrospectively from the capitation payments the monies related to services provided by non-Medicaid-certified providers, at the Medicaid fee-for-service rate for those services. (See

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                  Wisconsin Administrative Code. Chapter HFS 105, for provider certification requirements.) Every Medicaid HMO will require each physician providing services to enrollees to have a unique physician identifier, as specified in Section 1173(b) of the Social Security Act.

         BB.      Reproduction and Distribution of Materials

                  Reproduce and distribute at HMO expense, according to a reasonable Department timetable, information or documents sent to HMO from Department that contain information the HMO-affiliated providers must have in order to fully implement this Contract.

         CC.      Provision of Interpreters

                  Provide interpreter services for enrollees as necessary to ensure availability of effective communication regarding treatment, medical history or health education and/or any other component of this contract. Furthermore, the HMO must provide for 24 hour a day, 7 day a week access to interpreter services in languages spoken by those individuals otherwise eligible to receive the services provided by the HMO or its provider. Also, upon a recipient or provider request for interpreter services in a specific situation where care is needed, the HMO shall provide an interpreter in time to assist adequately with all necessary care, including urgent and emergency care. The HMO must clearly document all such actions and results. This documentation must be available to the Department at the Department's request.

                  1. Professional interpreters shall be used, when needed, where technical, medical, or treatment information or other matters, where impartiality is critical, are to be discussed or where use of a family member or friend as interpreter is otherwise inappropriate. Family members, especially children, should not be used as interpreters in assessments, therapy and other situations where impartiality is critical.

                  2. The HMO will maintain a current list of interpreters who are on "on call" status to provide interpreter services. Provision of interpreter services must be in compliance with Title VI of the Civil Rights Act.

                  3. The HMO must designate a person responsible for the administration of interpreter/translation services.

                  4. The HMO must receive Department approval of written policies and procedures for the provision of interpreter services.





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

         DD.      Coordination and Continuation of Care


                  Have systems in place to ensure well managed patient care, including at a minimum:

                  1. Management and integration of health care through primary provider/gatekeeper/other means.

                  2. Systems to assure referrals for medically necessary, specialty, secondary and tertiary care.

                  3. Systems to assure provision of care in emergency situations, including an education process to help assure that enrollees know where and how to obtain medically necessary care in emergency situations.

                  4. Specific referral requirements. HMO shall clearly specify referral requirements to providers and subcontractors and keep copies of referrals (approved and denied) in a central file or the patient's medical records.

                  5. Systems to assure provision of a clinical determination, within 10 working days, at the request of the enrollee, of the medical necessity and appropriateness of an enrollee to continue with MH or Substance Abuse providers who are not subcontracted by the HMO. If the HMO determines that the enrollee does not need to continue with the non-contracted provider, it must ensure an orderly transition of care.

         EE.      HMO ID Cards

                  The HMO may issue their own HMO ID cards. The HMO may not deny services to an enrollee solely for failure to present an HMO issued ID card. The Forward ID card will always determine HMO enrollment, even where an HMO issues HMO ID cards.

         FF. Federally Qualified Health Centers and Rural Health Centers (FQHCS and RHCS)

                  If an HMO contracts with a facility or program, which has been certified as an FQHC or RHC by the Medicaid program, for the provision of services to its enrollees, the HMO must negotiate payment rates for that FQHC or RHC on the same basis as it negotiates with other clinics and primary providers and the HMO must increase the FQHC's or RHC's payment in direct proportion to the annual increase for physicians' services in the capitation rate paid to the HMO. In other words, if an HMO receives a 10 percent increase from the Department for physicians' services, the contracted rates paid to the FQHC or RHC either through capitation or fee-for-service, must be increased by at least 10 percent

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                                       54
                  over those that were in effect on the date this Contract is signed. The Department will notify the HMOs of the percentage increase for physician services made in the capitation rates by the Department when such changes occur. An HMO which contracts with an FQHC or RHC must report to the Department within 45 days of the end of each quarter (for example, January 1 - March 31 is due May 15) the total amount paid to each FQHC or RHC, per month and as reported on the 1099 forms prepared by the HMO for each FQHC or RHC. FQHC or RHC payments include direct payments to a medical provider who is employed by the FQHC or RHC. The report should be for the entire HMO, aggregating all service areas if the HMO has more than one service area.

         GG. Coordination with Prenatal Care Services, School-Based Services, Targeted Case Management Services, a Child Welfare Agencies, and Dental Managed Care Organizations

                  1. Prenatal Care Services-- The HMO must sign an MOU (Addendum IX) with all agencies in the HMO service area that are Medicaid-certified prenatal care coordination agencies. The MOU will be effective on the effective date of the agency's PNCC certification or when both HMO and PNCC agency have signed it, whichever is later. In addition, if the PNCC wants to negotiate additional provisions into the MOU, the HMO must negotiate in good faith and document those negotiations. Such documentation must be available to the Department for review on request. In addition, the HMO must assign an HMO medical representative to interface with the care coordinator from the prenatal care coordination agency. This HMO representative shall work with the care coordinator to identify what Medicaid covered services, in conjunction with other identified social services, are to be provided to the enrollee. The HMO is not liable for medical services directed outside of their provider network by the care coordinator unless prior authorized by the HMO. In addition, the HMO is not required to pay for services provided directly by the Prenatal Care Coordinating provider: such services are paid on a fee-for-service basis by the Department. The main purpose of the MOU is to assure coordination of care between the HMO, that provides medical services, and the Prenatal Care Coordinating Agency, that provides outreach, risk assessment, care planning, care coordination, and follow-up.

                  2. School-Based Services-- The HMO must sign an MOU (Addendum XIII) with all School-Based Services (SBS) providers in the HMO service area who are Medicaid-certified (a School-Based Services provider is a school district or Cooperative Educational Service Agency (CESA) and not the individual schools within the school district). The MOU will be effective on the date when both the HMO and the SBS provider have signed it or the date the SBS provider is Medicaid-certified, whichever is

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                           later. As described in Addendum XIII, the purpose of
                           the MOU is to develop policies and procedures to avoid duplication of services and to promote continuity of care between the HMO and SBS provider. There are many situations where schools cannot provide services: after school hours, during school vacations, and during the summer, and these situations may interrupt the course of treatment or otherwise affect the continuity of care. In addition, the fact that HMOs and SBS providers may provide the same services could lead to the duplication of services. Therefore, an MOU is essential for the avoidance of duplication of services and the assurance of continuity of care. School-based services are paid fee-for-service by Medicaid. SBS providers, as a requirement of Medicaid/BadgerCare certification, will be directed to negotiate MOUs with HMOs.

                  3. Targeted Case Management-- The HMO must assign an HMO medical representative to interface with the case manager from the Targeted Case Management (TCM) agency. This HMO representative shall work with the case manager to identify what Medicaid covered services, in conjunction with other identified social services, are to be provided to the enrollee. The HMO is not required to pay for medical services directed outside of their provider network by the case manager unless prior authorized by the HMO. The Department will distribute a statewide list of Medicaid-certified TCM agencies to the HMOs and periodically update the list. Addendum XIV contains guidelines for how HMOs and TCM agencies should coordinate care.

                  4. Child Welfare Agencies-- Milwaukee County HMOs must designate at least one individual to serve as a contact person for the Bureau of Milwaukee Child Welfare (BMCW) agency. If the HMO chooses to designate more than one contact person, the HMO should identify the service area for which each contact person is responsible. The HMO must provide all Medicaid covered mental health and substance abuse services to individuals identified as clients of the BMCW agency. Disputes regarding the medical necessity of services identified in the Family Treatment Plan will be adjudicated using the dispute process outlined in Addendum X, except that HMOs will provide court ordered services in accordance with Addendum II. Addendum X contains guidelines for how Milwaukee County HMOs and the Bureau of Milwaukee Child Welfare agency will work together to provide mental health and substance abuse services.


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                  5.       Dental Managed Care Pilot Programs-- Once the
                           Department's contract with dental managed care organizations (MCOs) has been finalized, HMOs providing contract services to enrollees residing in Ashland, Bayfield, Douglas and Iron Counties shall sign MOUs with the contracted MCOs to provide Medicaid dental services. The purpose of the MOUs shall be to:

                           . Coordinate dental services provided by MCO dental providers in HMO affiliated hospitals and emergency rooms: and

                           . Ensure necessary and appropriate information is shared between an enrollee's primary dental provider and an enrollee's primary care physician.

                           The MOU shall be signed by both parties. It will be the responsibility of the Department's MCO(s) to initiate contracts with the HMO for implementation.

         HH.      Physician Incentive Plans

                  A physician incentive plan is any compensation arrangement between the HMO and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services provided with respect to individuals enrolled with the HMO.

                  1. The HMO shall fully comply with the physician incentive plan requirements specified in 42 CFR s. 417.479(d) through (g) and the requirements relating to subcontracts set forth in 42 CFR s. 417.479(i), as those provisions may be amended from time to time, and shall submit to the Department its physician incentive plans as required under 42 CFR s. 434.470 and as requested by the Department.

         II.      Advance Directives

                  Maintain written policies and procedures related to advance directives. An advance directive is a written instruction, such as a living will or durable power of attorney for health care, recognized under Wisconsin law (whether statutory or recognized by the courts of Wisconsin) and relating to the provision of such care when the individual is incapacitated. HMO shall:

                  1. Provide written information at time of HMO enrollment to all adults receiving medical care through the HMO regarding: (a) the individual's rights under Wisconsin law (whether statutory or recognized by the courts of Wisconsin) to make decisions concerning such medical care, including the right to accept or refuse medical or surgical treatment and


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

                           the right to formulate advance directives; and (b) the HMO's written policies respecting the implementation of such rights.

                  2. Document in the individual's medical record whether or not the individual has executed an advance directive.

                  3. Shall not discriminate in the provision of care or otherwise discriminate against an individual based on whether or not the individual has executed an advance directive. This provision shall not be construed as requiring the provision of care which conflicts with an advance directive.

                  4. Ensure compliance with requirements of Wisconsin law (whether statutory or recognized by the courts of Wisconsin) respecting advance directives.

                  5. Provide education for staff and the community on issues concerning advance directives.

                  The above provisions shall not be construed to prohibit the application of any Wisconsin law which allows for an objection on the basis of conscience for any health care provider or any agent of such provider which as a matter of conscience cannot implement an advance directive.

         JJ.      Ineligible Organizations

                  Upon obtaining information or receiving information from the Department or from another verifiable source, exclude from participation in the HMO all organizations which could be included in any of the following categories (references to the Act in this section refer to the Social Security Act):

                  1. Entities Which Could Be Excluded Under Section 1128(b)(8) of the Social Security Act.--These are entities in which a person who is an officer, director, agent or managing employee of the entity, or a person who has direct or indirect ownership or control interest of 5 percent or more in the entity has:

                           a.       Been convicted of the following crimes:

                                    1)      Program related crimes, i.e., any
                                            criminal offense related to the
                                            delivery of an item or service under
                                            Medicare or Medicaid (see Section
                                            1128(a)(1) of the Act);

                                    2)      Patient abuse, i.e., criminal
                                            offense relating to abuse or neglect
                                            of patients in connection with the
                                            delivery of health care (see Section
                                            1128(a)(2) of the Act);


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                                    3)      Fraud, i.e., a State or Federal
                                            crime involving fraud, theft,
                                            embezzlement, breach of fiduciary
                                            responsibility, or other financial
                                            misconduct in connection with the
                                            delivery of health care or involving
                                            an act or omission in a program
                                            operated by or financed in whole or
                                            part by Federal, State or local
                                            government (see Section 1128(b)(1)
                                            of the Act);

                                    4)      Obstruction of an investigation,
                                            i.e., conviction under State or
                                            Federal law of interference or
                                            obstruction of any investigation
                                            into any criminal offense described
                                            in subsections a, b, or c (see
                                            Section 1128(b)(2) of the Act): or

                                    5)      Offenses relating to controlled
                                            substances, i.e., conviction of a
                                            State or Federal crime relating to
                                            the manufacture, distribution,
                                            prescription or dispensing of a
                                            controlled substance (see Section
                                            1128(b)(3) of the Act).

                           b. Been Excluded, Debarred, Suspended or Otherwise Excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non procurement activities under regulations issued pursuant to Executive Order No. 12549 or under guideline implementing such order.

                           c.       Been Assessed a Civil Monetary Penalty under
                                    Section 1128A of the Act. --Civil monetary penalties can be imposed on individual providers, as well as on provider organizations, agencies, or other entities by the DHHS Office of Inspector General.
                                    Section 1128A authorizes their use in case of false or fraudulent submittal of claims for payment, and certain other violations of payment practice standards. (See Section 1128(b)(8)(B)(ii) of the Act.)

                  2. Entities Which Have a Direct or Indirect Substantial Contractual Relationship with an Individual or Entity Listed in subsection A.--A substantial contractual relationship is defined as any contractual relationship which provides for one or more of the following services:

                           a. The administration, management, or provision of medical services;

                           b. The establishment of policies pertaining to the administration, management, or provision of medical services; or

                           c. The provision of operational support for the administration, management, or provision of medical services.


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               3.  Entities Which Employ, Contract With, or Contract Through Any
                   Individual or Entity That is Excluded From Participation in Medicaid under Section 1128 or 1128A, for the Provision (Directly or Indirectly) of Health Care, Utilization Review, Medical Social Work or Administrative Services.--For the services listed, HMO must exclude from contracting any entity which employs, contracts with, or contracts through an entity which has been excluded from participation in Medicaid by the Secretary under the authority of Section 1128 or 1128A of the Act.

               HMO attests by signing this Contract that it excludes from participation in the HMO all organizations which could be included in any of the above categories.

          KK.  Clinical Laboratory Improvement Amendments

               Use only certain laboratories. All laboratory testing sites providing services under this Contract must have a valid Clinical Laboratory Improvement Amendments (CLIA) certificate along with a CLIA identification number, and comply with CLIA regulations as specified by 42 CFR Part 493, "Laboratory Requirements." Those laboratories with certificates will provide only the types of tests permitted under the terms of their certification.

          LL.  Limitation on Fertility Enhancing Drugs

               The HMO must get prior authorization from the Chief Medical Officer in the Division of Health Care Financing before an HMO provider treats an enrollee with any of the following drug products: Chorionic Gonadotropin, Clomiphene, Gonadorelin, Menotropins, Urofollitropin and any other new fertility enhancing drugs.

          MM.  Reporting of Communicable Diseases

               As required by Wis. Stats. 252.05, 252.15(5)(a)6 and 252.17(7)(9b), Physicians, Physician Assistants, Podiatrists, Nurses, Nurse Midwives, Physical Therapists, and Dietitians affiliated with a Medicaid HMO shall report the appearance, suspicion or diagnosis of a communicable disease or death resulting from a communicable disease to the Local Health Department for any enrollee treated or visited by the provider. Reports of human immunodeficiency virus (HIV) infection shall be made directly to the State Epidemiologist. Such reports shall include the name, sex, age, residence, communicable disease, and any other facts required by the Local Health Department and Wisconsin Division of Public Health. Such reporting shall be made within 24 hours of learning about the communicable disease or death or as specified in Wis. Admin. Code HFS 145.04, Appendix A. Charts and reporting forms on communicable diseases are available from the Local Health Department. Each laboratory subcontracted or otherwise affiliated with the HMO shall report the identification or suspected

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                                      -60-
               identification of any communicable disease listed in Wis. Admin. Rules 145,. Appendix A to the local health department; reports of HIV infections shall be made directly to the State
               Epidemiologist.

          NN.  MedicaBadgerCareare HMO Advocate Requirements

               Each HMO must employ a Medicaid/BadgerCare HMO Advocate during the entire contract term. The HMO Advocate is to work with both enrollees and providers to facilitate the provision of Medicaid benefits to enrollees; is responsible for making recommendations to management on any changes needed to improve either the care provided or the way care is delivered; and must be in an organizational location within the HMO which provides the authority needed to carry out these tasks. The detailed requirements of the HMO Advocate are listed below:

               1.  Functions of the Medicaid/BadgerCare HMO Advocate(s)

                   a. Investigation and resolution of access and cultural sensitivity issues identified by HMO staff, State staff, providers, advocate organizations, and enrollees.

                   b. Monitoring formal and informal grievances with the grievance personnel for purposes of identification of trends or specific problem areas of access and care delivery. An aspect of the monitoring function is the ongoing participation in the HMO grievance committee.

                   c. Recommendation of policy and procedural changes to HMO management including those needed to ensure and/or improve enrollee access to care and enrollee quality of care. Changes can be recommended for both internal administrative policies and for subcontracted providers.

                   d. Act as the primary contact for enrollee advocacy groups. Work with enrollee advocacy groups on an ongoing basis to identify and correct enrollee access barriers.

                   e. Act as the primary contact for local community based organizations (local governmental units, non-profit agencies, etc.). Work with the local community based organizations on an ongoing basis to acquire knowledge and insight regarding the special health care needs of enrollees.

                   f. Participate in the Advocacy Program for Managed Care that is organized by the Department. Such participation includes the following: attendance, on an as needed basis, at the Regional

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                       Forums chaired by a Department staff person, at the
                       semiannual Statewide Forum; work with Division of Health Care Financing Managed Care staff person assigned to the HMO on issues of access to medical care and quality of medical care; work with the Enrollment Contractor staff persons on issues of access to medical care, quality of medical care, and enrollment/disenrollment; attendance, on an as needed basis, at bi-monthly Advocacy Team meetings, which will be attended by the Division of Health Care Financing Managed Care Staff, enrollment contractor staff, community based organizations, recipient service representatives from the Fiscal Agent, and EDS ombuds.

                   g. Ongoing analysis of internal HMO system functions, with HMO staff, as these functions affect enrollee access to medical care and enrollee quality of medical care.

                   h. Organization and provision of ongoing training and educational materials for HMO staff and providers to enhance their understanding of the values and practices of all cultures with which the HMO interacts.

                   i. Provision of ongoing input to HMO management on how changes in the HMO provider network will affect enrollee access to medical care and enrollee quality and continuity of care. Participation in the development and coordination of plans to minimize any potential problems that could be caused by provider network changes.

                   j. Review and approve all HMO informing material to be distributed to enrollees for the purpose of assessing clarity and accuracy.

                   k. Provision of assistance to enrollees and their authorized representatives for the purpose of obtaining medical records.

                   l. The lead advocate position will be responsible for overall evaluation of the HMO's internal advocacy plan and will be required to monitor any contracts the HMO may enter into for external advocacy with culturally diverse associations or agencies. The lead advocate will be responsible for training the associations or agencies and assuring their input into the HMO's advocacy plan.

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

                  2. Staff Requirements and Authority of the Medicaid/BadgerCare HMO Advocate

                           a. At a minimum one HMO Advocate must be located in the organizational structure so that the Advocate has the authority to perform the functions and duties listed in
                                    (1)(a-l).

                                    The HMO Certification Application requires
                                    HMOs to state the staffing levels to perform the functions and duties listed in (1)(a-1) in terms of number of full and part time staff and total Full Time Equivalents (FTEs) assigned to these tasks. The Department assumes that an HMO acting as an Administrative Service Organization (ASO) for another HMO will have one Advocate or FTE position for each ASO contract as well as maintaining their own internal advocate. An HMO may employ less than a Full Time Equivalent (FTE) advocate position, but must justify to the satisfaction of the Department why less than one FTE position will suffice the HMO's enrollee population. The HMO must also regularly evaluate the advocate position, workplan, and job duties and allocate an FTE advocate position to meet the duties listed in (1)(a-l) if there is significant increase in the HMO's enrollee population or in the HMO service area. The Department reserves the right to require an HMO to employ an FTE advocate position if the HMO does not demonstrate adequacy of a part-time advocate position.

                                    In order to meet the requirement for the Advocate position statewide, the DHFS encourages HMOs to contract or have a formal memorandum of understanding for advocacy and/or translation services with associations or organizations who have culturally diverse populations within the HMO service area. However, the overall or lead responsibility for the advocate position will be within each HMO. HMOs must monitor the effectiveness of the associations and agencies under contract and may alter the contract(s) with written notification to the Department.

                           b. The HMO Advocate shall have authority for facilitating and assuring access to all medically necessary services as stipulated in this Contract for each enrollee.


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

                           c. The HMO Advocate staffing levels submitted in the HMO Certification Application shall be maintained, and solely devoted to the functions and duties listed in (1)(a-l) throughout the contract term. Changes in the HMO Advocate staffing levels must be approved by the Department thirty days prior to the effective date of the change.

                           d. The HMO Advocate shall develop prior to contract signing, and shall maintain and modify as necessary, throughout the Contract term, a Medicaid/BadgerCare HMO Advocacy workplan, with time lines and activities specified.

         OO.      HMO Designation of Staff Person as Contract Representative

                  The HMO is required to designate a staff person to act as liaison to the Department on all issues that relate to the contract between the Department and the HMO. The contract representative will be authorized to represent the HMO regarding inquiries pertaining to the Contract, will be available during normal business hours, and will have decision making authority in regard to urgent situations that arise. The Contract representative will be responsible for follow-up on contract inquiries initiated by the Department.

         PP.      Subcontracts with Local Health Departments

                  The Department encourages the HMO to contract with local health departments for the provision of care to Medicaid/BadgerCare enrollees in order to assure continuity and culturally appropriate care and services. Local health departments can provide HealthCheck outreach and screening, immunizations, blood lead screening services, and services to targeted populations within the community for the prevention, investigation, and control of communicable diseases (e.g., tuberculosis, HIV/AIDS, sexually transmitted diseases, hepatitis and others). WIC projects provide nutrition services and supplemental foods, breastfeeding promotion and support; and immunization screening. Many projects screen for blood lead poisoning during the WIC appointment.

                  The Department encourages HMOs to work closely with local health departments as noted in Addendum XXIV - Recommendations for Coordination between HMOs and Local Health Departments and Community-Based Health Organizations.

                  Local health departments have a wide variety of resources that could be coordinated with HMOs to produce more efficient and cost effective care for HMO enrollees. Examples of such resources are ongoing programs of medical services, materials on health education, prevention, and disease states, expertise on outreaching specific subpopulations, communication networks with varieties of medical providers, advocates, community-based health organizations, and


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                                      -64-
                  social service agencies, and access to ongoing studies of and information about health status and disease trends and patterns.

          QQ.     Subcontracts with Community-Based Health Organizations

                  The Department encourages the HMO to contract with community-based health organizations for the provision of care to Medicaid/BadgerCare enrollees in order to assure continuity and culturally appropriate care and services. Community-based organizations can provide HealthCheck outreach and screening, immunizations, family-planning services, and other types of services.

                  The Department encourages HMOs to work closely with community-based health organizations as noted in Addendum
                  XXIV - Recommendations for Coordination between HMOs and Local Health Departments and Community-Based Health Organizations.

                  Community-based health organizations may also provide services, such as WIC services, that HMOs are required by Federal law to coordinate with and refer to, as appropriate.

         RR.      Prescription Drugs

                  I. If an HMO elects not to cover dental services, the HMO is liable for the cost of all medically necessary prescription drugs when ordered by a certified Medicaid dental provider.

                  2. When an enrollee elects to use a family planning provider that is non-HMO affiliated, the HMO is liable for the cost of all medically necessary drugs when ordered by a certified Medicaid family planning provider.

                                  ARTICLE IV


IV.      FUNCTIONS AND DUTIES OF THE DEPARTMENT

         In consideration of the functions and duties of the HMO contained in this Contract, the Department shall:

         A.       Eligibility Determination

                  Identify Medicaid/BadgerCare recipients who are eligible for enrollment in HMOs as a result of eligibility under the following eligibility status:


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                                      -65-

===============================================================================================================
    Med Stat                 Cap Rate*                                   Description
===============================================================================================================
 31, WN                          A                AFDC-Regular
---------------------------------------------------------------------------------------------------------------
 32                              A                AFDC-Unemployed
---------------------------------------------------------------------------------------------------------------
 38,39                           A                AFDC-Related, No Cash Payment
---------------------------------------------------------------------------------------------------------------
 CC, CM, GC, PC                  A                Healthy Start Children
---------------------------------------------------------------------------------------------------------------
 E2                              A                AFDC-Related, No Cash Payment
---------------------------------------------------------------------------------------------------------------
 GE                              A                Healthy Start Children Ages 15-18
---------------------------------------------------------------------------------------------------------------
 N1, N2                          A                Medicaid Newborn
---------------------------------------------------------------------------------------------------------------
 UA, WU                          A                AFDC-Related, Unemployed
---------------------------------------------------------------------------------------------------------------
 WH                              A                AFDC Employed over 100 Hours a Month
---------------------------------------------------------------------------------------------------------------
 X1, X2, X3, X4                  A                AFDC-Related, No Cash Payment
---------------------------------------------------------------------------------------------------------------
 B1                              A                BadgerCare -- Income equal or greater than 100% of FPL,
                                                  and less than or equal to 150% of FPL, Kids. No premium.
---------------------------------------------------------------------------------------------------------------
 B4                              A                BadgerCare -- Income equal or greater than 100% of FPL,
                                                  and less than or equal to 150% of FPL, Adults. No premium.
---------------------------------------------------------------------------------------------------------------
 B2                              A                BadgerCare -- Income greater than 150% of FPL, and less than
                                                  185% of FPL, Kids, Premium.
---------------------------------------------------------------------------------------------------------------
 B5                              A                Income greater than 150% of FPL, and less than 185% of FPL,
                                                  Adults, Premium.
---------------------------------------------------------------------------------------------------------------
 B3                              A                Income equal or greater than 185% of the FPL, and less than
                                                  200% of the FPL, Kids, Premium.
---------------------------------------------------------------------------------------------------------------
 B6                              A                Income equal or greater than 185% of the FPL, and less than
                                                  200% of the FPL, Adults, Premium.
---------------------------------------------------------------------------------------------------------------
 GP                              A                Income less than 100% of FPL, Adults Parents of OBRA kids
                                                  (AFDC), No premium.
---------------------------------------------------------------------------------------------------------------
 95                              B                Pregnant Women in Intact Families
---------------------------------------------------------------------------------------------------------------
 A6, A7, A8, A9                  B                Pregnant Woman, IRCA Alien
---------------------------------------------------------------------------------------------------------------
 E3, E4                          B                Extension for Pregnant Woman
---------------------------------------------------------------------------------------------------------------
 PW, P1                          B                Healthy Start Pregnant Women
===============================================================================================================

          *A = AFDC/Healthy Start Children/BadgerCare capitation rate. *B = Pregnant Women Healthy Start capitation rate.

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                                      -66-

B.   Enrollment

     Promptly notify the HMO of all Medicaid/BadgerCare recipients enrolled in the HMO under this Contract. Notification shall be effected through the HMO Enrollment Reports. All recipients listed as an ADD or CONTINUE on either the Initial or Final HMO Enrollment Report are members of the HMO during the enrollment month. The reports shall be generated in the sequence specified under HMO ENROLLMENT REPORTS. These reports shall be in both tape and hard copy formats or available through electronic file transfer capability and shall include Medical Status Codes. The Department will make all reasonable efforts to enroll pregnancy cases as soon as possible.

C.   Disenrollment

     Promptly notify the HMO of all Medicaid/BadgerCare recipients no longer eligible to receive services through the HMO under this Contract. Notification shall be effected through the HMO Enrollment Reports which the Department will transmit to the HMO for each month of coverage throughout the term of the Contract. The reports shall be generated in the sequence under HMO ENROLLMENT REPORTS. Any recipient who was enrolled in the HMO in the previous enrollment month, but does not appear as an ADD or CONTINUE on either the Initial or Final HMO Enrollment Report for the current enrollment month, is disenrolled from the HMO effective the last day of the previous enrollment month.

D.   HMO Enrollment Reports

     For each month of coverage throughout the term of the Contract, the Department shall transmit "HMO Enrollment Reports" to the HMO. These reports will provide the HMO with ongoing information about its Medicaid/ BadgerCare enrollees and disenrollees and will be used as the basis for the monthly capitation claims described in Article V--PAYMENT TO THE HMO. The HMO Enrollment Reports will be generated in the following sequence:

     1. The Initial HMO Enrollment Report will list all of the HMO's enrollees and disenrollees for the enrollment month who are known on the date of report generation. The Initial HMO Enrollment Report will be received by the HMO on or before the fifth day of each month covered by the Contract. A capitation claim shall be generated for each enrollee listed as an ADD or CONTINUE on this report. Enrollees who appear as PENDING on the Initial Report and are reinstated into the HMO during the month will appear as a CONTINUE on the Final Report and a capitation claim shall be generated at that time.


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

     2. The final HMO Enrollment Report will list all of the HMO's enrollees for the enrollment month, who were not included in the Initial HMO Enrollment Report. The Final HMO Enrollment Report will be received by the HMO on or before the tenth day of each month subsequent to the coverage month. A capitation claim shall be generated for each enrollee listed as an ADD or CONTINUE on this report. Enrollees in PENDING status will not be included on the final report.

E.   Utilization Review and Control

     Waive, to the extent allowed by law, any present Department requirements for prior authorization, second opinions, co-payment, or other Medicaid restrictions for the provision of contract services provided by the HMO to enrollees, except as may be provided in Addendum II.

F.   HMO Review

     Submit to HMOs for prior approval materials that describe specific HMOs and that will be distributed by the Department or County to recipients.

G.   HMO Review of Study or Audit Results

     Submit to HMOs for a 15 business day review/comment period, any HMO Medicaid/BadgerCare audits, the annual HMO Comparison Report, HMO Consumer Satisfaction Reports, or any other HMO Medicaid studies the Department releases to the public.

H.   Vaccines

     Provide certain vaccines to HMO providers for administration to Medicaid/ BadgerCare HMO enrollees according to the policies and procedures in the Wisconsin Medicaid and BadgerCare Physicians Services Handbook. The Department will reimburse the HMO for the cost of vaccines that are newly approved during the contract year and not yet part of the Vaccine for Children program. The cost of the vaccine shall be the same as the cost to the Department of buying the new vaccine through the Vaccine for Children program. The HMO retains liability for the cost of administering the vaccines.

I.   Coordination of Benefits

     Maintain a report of recovered money reported by the HMO and its subcontractor.


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

J.   Wisconsin Medicaid Provider Reports

     Provide a monthly electronic listing of all Wisconsin Medicaid certified providers to include, at a minimum, the name, address, Wisconsin Medicaid provider ID number, and dates of certification in Wisconsin Medicaid.


                                   ARTICLE V


V.   PAYMENT TO THE HMO

     A.   Capitation Rates

          In full consideration of contract services rendered by the HMO, the Department agrees to pay the HMO monthly payments based on the capitation rate specified in Addendum VII. The capitation rate shall be prospectively designed to be less than the cost of providing the same services covered under this Contract to a comparable Medicaid population on a fee-for-service basis. The capitation rate shall not include any amount for recoupment of losses incurred by the HMO under previous contracts. The Department shall have the right to make separate payments to subcontractors directly on a monthly basis when the Department determines it is necessary to assure continued access to quality care. Such separate payment will be made only to subcontractors that receive more than 90 percent of the contracted monthly capitation rate from the Department to the HMO.

     B.   Actuarial Basis

          The capitation rate is calculated on an actuarial basis (specified in Addendum VII) recognizing the payment limits set forth in 42 CFR 447.361.

     C.   Renegotiation

          The monthly capitation rates set forth in this article shall not be subject to renegotiation during the contract term or retroactively after the contract term, unless such renegotiation is required by changes in Federal or State laws, rules or regulations.

     D.   Reinsurance

          The HMO may obtain a risk-sharing arrangement from an insurer other than the Department for coverage of enrollees under this Contract, provided that the HMO remains substantially at risk for providing services under this Contract.


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

E.   Neonatal Intensive Care Unit Risk-Sharing

     The Department agrees to reimburse each HMO for a portion of the neonatal intensive care unit (NICU) costs incurred by the HMO if the HMO's average number of NICU days per thousand member year exceeds 75 days per thousand member year during the contract period. This reimbursement shall be provided in the following manner:

     1. The Department shall reimburse the HMO for the average number of NICU days per thousand member years that the HMO exceeds 75 NICU days per thousand member years during the contract period. For each day that the HMO's average number of NICU days per thousand member years exceeds 75 NICU days per thousand member years, the Department will reimburse the HMO for ninety percent (90%) of the HMO's NICU cost per day, not to exceed $1,443 per day.

     2. The HMO's NICU cost per day shall include the HMO's NICU inpatient payment per day and the HMO's associated physician payments. Associated physician payments refers to total HMO payments made by the HMO to the physician(s) for services provided to the infant during the NICU stay. Associated physician payments will be divided by the number of days reported for the NICU stay to determine the HMO's payment per day of associated physician payments.

     3. Neonatal intensive care unit days cover any newborn transferred or directly admitted after birth, to a Level II, Level III or Level IV SCN/NICD for treatment and/or observation under the care of a neonatologist or pediatrician. NICU coverage will continue until the infant is deemed medically stable to be discharged to a newborn nursery, medical floor or home.

          NICU days will also cover any newborn infant transferred or directly admitted after birth to a Level II, Level III or Level IV SCN/NICD who requires transfer to another institution for a severe, compromised physical status, diagnostic testing or surgical intervention which cannot be provided for at the hospital of initial admission. NICU coverage will continue until the infant is transferred back to the initial hospital and deemed medically stable to be discharged to a newborn nursery, medical floor or home.

          Level I facilities are those which are designed primarily for the care of neonatal patients who have no complications but which are able to provide competent emergency services when the need arises. Level II facilities provide a full range of services for low birthweight neonates who are not sick, but require frequent feeding, and neonates who require more hours of nursing than do normal neonates. Level III facilities


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

          provide a full range of newborn intensive care services for neonatal patients who do not require intensive care but require 6-12 hours of nursing each day. Level IV facilities provide a full range of services for severely ill neonates who require constant nursing and continuous cardiopulmonary and other support.

          Note: HMOs cannot claim additional reimbursement under both the NICU risk-sharing policy and the ventilator dependent policy for the same enrollee on the same date of service.

     4. HMOs must submit all data requested by the Department for calculating the NICU reimbursement in the format specified by the Department before May 1 of the following calendar year. The data and data format required is defined in Addendum IX. The Department will calculate the NICU reimbursement amount by county.

     5. NICU reimbursement shall be made by the Department to the HMO after the end of the contract year, following submittal of all needed NICU data from the HMO. The Department will reimburse the HMO within sixty days of receipt of all necessary data from the HMO. A final adjustment to the NICU reimbursement amount may be made by the Department one year after the initial payment. This adjustment will be based on updated NICU days and eligible months.

F.   Payment Schedule

     Payment to the HMO shall be based on the HMO Enrollment Reports which the Department will transmit to the HMO according to the schedule in Article
     IV. D. Payment for each person listed as an ADD or CONTINUE on the HMO Enrollment Reports shall be made by the Department within 60 days of the date the report is generated. Also, all retroactive capitation payments for newborns shall be paid within 60 days of the child's first appearance on an enrollment report. (See Article V. G.) Any claim that is not paid within these time limits shall be denied by the Department and the recipient shall be disenrolled from the HMO for the capitation month specified on the claim. Notification of all paid and denied claims shall be given through the weekly Remittance Status Report, which is available on both tape and hard copy.

G.   Capitation Payments For Newborns

     The HMO shall authorize provision of contract services to the newborn child of an enrolled mother for the first ten days of life. The child's date of birth should be counted as day one. In addition, if the child is reported within 100 days of its date of birth, the HMO shall provide contract services to the child from its date of birth until the child is disenrolled from the HMO. The HMO will receive a separate capitation payment for the month of birth and for all other


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

     months the HMO is responsible for providing contract services to the child. If the child is not reported within 100 days of its date of birth the child will not be retroactively enrolled into the HMO. In this case the HMO is not responsible for payment of services provided prior to the child's enrollment and will receive no capitation payments for that time period and may recoup from providers for any services that were authorized in that 100 day time period. The providers who gave services in this 100 day time period may then bill the Department on a fee-for-service basis. More detailed information for providers on billing the Department on a fee-for-service basis in these situations can be found in Part A, Section IX, of the Wisconsin Medicaid Provider Handbook

     HMOs, or their providers, must complete an HMO Newborn Report (example and instructions in Addendum XVII) for newborns. The HMO shall report all births to the Department's fiscal agent as soon as possible after the date of birth, but at least monthly. Prompt HMO reporting of newborns will facilitate retroactive enrollment and capitation payments for newborns, since this newborn reporting will ensure the newborn's Medicaid/BadgerCare eligibility for the first 12 months of life contingent upon the newborn continuously residing with the mother.

H.   Coordination of Benefits (COB)

     The HMO must actively pursue, collect and retain all monies from all available resources for services to enrollees covered under this Contract except where the amount of reimbursement the HMO can reasonably expect to receive is less than the estimated cost of recovery (this exception does not apply to collections for AIDS and ventilator dependent patients), or except as provided in Addendum II. COB recoveries will be done by post-payment billing (pay and chase) for certain prenatal care and preventive pediatric services. Post-payment billing will also be done in situations where the third party liability is derived from a parent whose obligation to pay is being enforced by the State Child Support Enforcement Agency and the provider has not received payment within 30 days after the date of service.

     1. Cost effectiveness of recovery is determined by, but not limited to time, effort, and capital outlay required to perform the activity. The HMO must be able to specify the threshold amount or other guidelines used in determining whether to seek reimbursement from a liable third party, or describe the process by which the HMO determines seeking reimbursement would not be cost effective, upon request of the Department.


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

     2. To assure compliance, records shall be maintained by the HMO of all COB collections and reports shall be made quarterly on the form designated by the Department in Addendum VI. HMOs must be able to demonstrate that appropriate collection efforts and appropriate recovery actions were pursued. The Department has the right to review all billing histories and other data related to COB activities for enrollees. HMOs must seek from all enrollees information on other available resources. HMOs must also seek to coordinate benefits before claiming reimbursement from the Department for the AIDS and ventilator dependent enrollees:

          a. Other available resources may include, but are not limited to, all other State or Federal medical care programs which are primary to Medicaid, group or individual health insurance, ERISAs, service benefit plans, the insurance of absent parents who may have insurance to pay medical care for spouses or minor enrollees, and subrogation/workers compensation collections.

          b. Subrogation collections are any recoverable amounts arising out of settlement of personal injury, medical malpractice, product liability, or Worker's Compensation. State subrogation rights have been extended to HMOs under s. 49.89(9), Act 31, Laws of 1989. After attorneys' fees and expenses have been paid, the HMO shall collect the full amount paid on behalf of the enrollee.

     3. Section 1912(b) of the Social Security Act must be construed in a beneficiary-specific manner. The purpose of the distribution provision is to permit the beneficiary to retain TPL benefits to which he or she is entitled to except to the extent that Medicaid (or the HMO on behalf of Medicaid) is reimbursed for its costs. The HMO is free, within the constraints of State law and this contract, to make whatever case it can to recover the costs it incurred on behalf of its enrollee. It can use the Medicaid fee schedule, an estimate of what a capitated physician would charge on a fee-for-service basis, the value of the care provided in the market place or some other acceptable proxy as the basis of recovery. However, any excess recovery, over and above the cost of care (however the HMO chooses to define that cost), must be returned to the beneficiary. HMOs may not collect from amounts allotted to the beneficiary in a judgement or court-approved settlement. The HMO is to follow the practices outlined in the DHFS Casualty Recovery Manual.

     4. Where the HMO has entered a risk-sharing arrangement with the Department, the COB collection and distribution shall follow the procedures described in Addendum III of this Contract. Act 27, Laws of 1995 extended assignment rights to HMOs under s. 632.72.


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     5.   COB collections are the responsibility of the HMO or its
          subcontractors. Subcontractors must report COB information to the HMO. HMOs and subcontractors shall not pursue collection from the enrollee, but directly from the third party payer. Access to medical services will not be restricted due to COB collection.

     6. The following requirement shall apply if the Contractor (or the Contractor's parent firm and/or any subdivision or subsidiary of either the Contractor's parent firm or of the Contractor) is a health care insurer (including, but not limited to, a group health insurer and/or health maintenance organization) licensed by the Wisconsin Office of the Commissioner of Insurance and/or a third-party administrator for a group or individual health insurer(s), health maintenance organization(s), and/or employer self-insurer health plan(s):

          a. Throughout the Contract term, these insurers and third-party administrators shall comply in full with the provision of subsection 49.475 of the Wisconsin Statutes. Such compliance shall include the routine provision of information to the Department in a manner and electronic format prescribed by the Department and based on a monthly schedule established by the Department. The type of information provided shall be consistent with the Department's written specifications.

          b. Throughout the Contract term, these insurers and third-party administrators shall also accept and properly process postpayment billings from the Department's fiscal agent for health care services and items received by Wisconsin Medicaid enrollees.

     7. If, at any time during the contract term, any of the insurers or third party administrators fail, in whole or in part, to adhere to the requirements of (Article V. H. subsection 6. (a.) or (6.(b.)) above, the Department may take the remedial measures specified in Article IX.
          D. 1. and Article X. B. (2).

I.   Recoupments

     The Department will not normally recoup HMO per capita payments when the HMO actually provided service. However, in situations where the Medicaid enrollee cannot use HMO facilities, the Department will recoup HMO capitation payments. Such situations are described more fully below:

     1. The Department will recoup HMO capitation payments for the following situations where an enrollee's HMO status has changed before the 1st day of a month for which a capitation payment has been made:


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          a.   enrollee moves out of the HMO's service area

          b.   enrollee enters a public institution

          c.   enrollee dies

     2. The Department will recoup HMO capitation payments for the following situations where the Department initiates a change in an enrollee's HMO status on a retroactive basis, reflecting the fact that the HMO was not able to provide services. In these situations, recoupments for multiple month's capitation payments are more likely.

          a. correction of a computer or human error, where the person was never really enrolled in the HMO.

          b. disenrollments of enrollees for reasons of pregnancy and continuity of care, or for reasons specified in Addendum II.

     3. In instances where membership is disputed between two HMOs, the Department shall be the final arbitrator of HMO membership and reserves the right to recoup an inappropriate capitation payment.

     4. If an HMO enrollee moves out of the HMO service area, the enrollee will be disenrolled from the HMO on the date the enrollee moved as verified by the eligibility worker. Any capitation payment made for periods of time after disenrollment will be recouped.

     5. If a contract is terminated, recoupments will be handled through a payment by the HMO within 30 days of contract termination.

J.   HealthCheck Recoupment

     The Department will determine the amount of the HMO's HealthCheck recoupment, by service area, by following the algorithm defined in Article
     III. B. (10) and by using the number of screens and eligibles reported in the second semi-annual Utilization Report. Data provided by the HMO must agree with medical record documentation. Before completing the recoupment, the Department will inform the HMO of the intended action and allow the HMO thirty days to review and respond to the calculation. The second semi-annual Utilization Report will be considered complete and final.


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K.   Payment for Aids, HIV-Positive, and Ventilator Dependent

     The Department will pay the HMO's costs of providing Medicaid-covered services to HMO enrollees who meet the criteria in this section, by HMO service area. These payments will be made based on the data submitted by the HMO to the Department on a quarterly basis. The data submission and payment schedule is included as Addendum IV to this Contract. Reimbursement already provided to the HMO in the form of capitation payments for qualified enrollees will be deducted from 100 percent reimbursement payments. 100 percent reimbursement refers to full reimbursement of HMO costs for providing Medicaid services to the above enrollees. The criteria for enrollees are:

     1. Ventilator Assisted Patients----Costs incurred for enrollees who need ventilator treatment services qualify for reimbursement if the enrollee meets the following criteria:

          a. For the purposes of this reimbursement, a ventilator-assisted patient must have died while on total respiratory support or must meet all of the criteria below:

               1) The patient must require equipment that provides total respiratory support. This equipment may be a volume ventilator, a negative pressure ventilator, a continuous positive airway pressure (CPAP) system, or a Bi (inspiratory and expiratory) PAP. The patient may need a combination of these systems. Any equipment used only for the treatment of sleep apnea does not qualify as total respiratory support.

               2) The total respiratory support must be required for a total of six or more hours per 24 hours.

               3) The patient must have total respiratory support for at least 30 days which need not be continuous.

               4) The patient must have absolute need for the respiratory support, as documented by appropriate blood gases.

          b. The HMO will submit the following written documentation to qualify enrollees for reimbursement at the same time as the quarterly reports identified in Addendum IV:

               1)   The Department's designated form.


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               2)   A signed statement from the doctor attesting to the need of the patient.

               3) Copies of progress notes which show the need for continuation of total ventilatory support, any change in the type of ventilatory support and the removal of the ventilatory support.

               Copies of lab reports must be submitted if the progress notes do not include blood gas levels.

          c.   Dates of enhanced funding are based on the following methodology:

               1) Day one is the day that the patient is placed on the ventilator. If the patient is on the ventilator for less than six hours on the first day, the use must continue into the next day and be more than six total hours.

               2) Each day that the patient is on the ventilator for a part of any day, as long as it is part of the six total hours per 24 hours, counts as a day for enhanced funding.

               3) The period of enhanced funding starts on the first day of the month that the patient was placed on ventilator support. It ends on the last day of the month after which the patient is removed from the ventilatory support, or at the end of the hospital stay, whichever is later.

     2. HMOs cannot claim additional reimbursement under both the NICU risk-sharing policy and the ventilator dependent policy for the same enrollee on the same date of service.

     3. AIDS or HIV-Positive with Anti Retroviral Drug Treatment----Costs for services provided to enrollees with a confirmed diagnosis of AIDS, as indicated by an ICD-9-CM diagnosis code or HIV-Positive who are on anti retroviral drug treatment approved by the Food and Drug Administration, qualify for reimbursement. Written requests to qualify enrollees for reimbursement must be submitted by the HMO to the Contract Monitor. These requests should be batched and submitted with the reports identified in Addendum IV. A signed statement from a physician that indicates a diagnosis of AIDS or HIV-Positive and that the patient is on an Anti Retroviral Drug treatment must accompany each request. One hundred percent reimbursement will be effective for services provided on or after the first day of the month in which treatment begins.


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               a.   For AIDS and HIV -- Positive enrollees retroactively
                    disenrolled under Article VII of this Contract, the HMO will have to back out the cost of the care provided during the backdated period from the reports in Addendum IV. Part D.

               b. Submission of Data -- As required by the Wisconsin Administrative Code HFS 106.03, payment data or adjustment data for AIDS and/or vent enrollees must be received by the Department's fiscal agent within 365 days after the date of the service. If the HMO cannot meet this requirement, the HMO must provide documentation that substantiates the delay. The Department will make the final determination to pay or deny the services. The Department will exercise its discretion reasonably in making the determination to waive the 365-day billing requirement.

     4. NICU days for which the HMO will collect 100 percent reimbursement cannot be counted under the NICU risk-sharing policy in this Contract. (HMOs cannot choose between the 100 percent policy and the NICU policy; if a cost qualifies under the 100 percent policy, it must be reported under that policy.)

          The HMO will manage the care of these enrollees, produce quarterly cost and utilization reports and meet with the Department on a quarterly basis to discuss cost and other issues related to care management for these.

     5. The HMO must submit reports (eligibility summary, cost summary, inpatient hospital utilization summary, and detail) to the Department according to the schedule and in the format specified in Addendum IV.


                                  ARTICLE VI


VI.  REPORTS, DATA, AND COMPUTER/DATA REPORTING SYSTEM

     A.   Disclosure

          The HMO and any subcontractors shall make available to the Department, the Department's authorized agents, and appropriate representatives of the U.S. Department of Health and Family Services any financial records of the HMO or subcontractors which relate to the HMO's capacity to bear the risk of potential financial losses, or to the services performed and amounts paid or payable under this Contract. The HMO shall comply with applicable record keeping requirements specified in HFS 105.02(1)-(7) Wis. Adm. Code, as amended.


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     B.   Periodic Reports

          The HMO agrees to furnish within the Department's time frame and within the Department's stated form and format, information and/or data from its records to the Department, and to the Department's authorized agents, which the Department may require to administer this Contract, including but not limited to the following:

          1. Summaries of amounts recovered from third parties for services rendered to enrollees under this Contract in the format specified in Addendum VI.

          2. Enrollee summary utilization data to be submitted semiannually via electronic media and to include the data elements in the format specified in the Wisconsin Medicaid HMO Utilization Reporting User Manual for Reporting Period 2000.

               The Department will compare the summary data reported in this manner to data extracted from the encounter data set for the same time period using logic from the definitions obtained in the Wisconsin Medicaid HMO Utilization Reporting User Manual to ensure the completeness of the encounter data set. Based on the magnitude of any differences between the two data sets (summary vs. encounter), the Department retains the right to require the HMO to continue submitting summary utilization data during 2001.

               An encounter record for each service provided to enrollees. The Encounter data set will include at least those data elements specified in Addendum IV. The encounter data set must be submitted monthly via electronic media. Refer to Article I, Definitions, for the definition of an encounter.

          3. Information and/or data to support the Department's monitoring and evaluation of the Medicaid/BadgerCare HMO Program to include, at a minimum, a Verification Data File supporting the utilization data from subpart 2, above.

          4. Copies of all formal grievances and documentation of actions taken on each grievance, as specified in Article VIII. A. (11).

          5.   Birth Cost as specified in Addendum XXIII.


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     C.   Access to and Audit of Contract Records

          Throughout the duration of the Contract, and for a period of five (5) years after termination of the Contract, the HMO shall provide duly authorized representatives of the State or Federal government access to all records and material relating to the Contractor's provision of and reimbursement for activities contemplated under the Contract. Such access shall include the right to inspect, audit and reproduce all such records and material and to verify reports furnished in compliance with the provisions of the Contract. All information so obtained will be accorded confidential treatment as provided under applicable laws, rules or regulations.

     D.   Records Retention

          The HMO shall retain, preserve and make available upon request all records relating to the performance of its obligations under the Contract, including claim forms, paper and electronic, for a period of not less than five (5) years from the date of termination of the Contract. Records involving matters which are the subject of litigation shall be retained for a period of not less than five (5) years following the termination of litigation. Microfilm copies of the documents contemplated herein may be substituted for the originals with the prior written consent of the Department, provided that the microfilming procedures are approved by the Department as reliable and are supported by an effective retrieval system.

          Upon expiration of the five (5) year retention period, the subject records shall, upon request, be transferred to the Department's possession. No records shall be destroyed or otherwise disposed of without the prior written consent of the Department.

     E.   Special Reporting and Compliance Requirements

          The HMO shall comply with the following State and Federal reporting and compliance requirements for the services listed below, for the entire HMO, aggregating all service areas if the HMO has more than one service area:

          1. Abortions shall comply with the requirements of Chapter 20.927, Wis. Stats., and with 42 CFR 441 Subpart E--Abortions.

          2. Hysterectomies and sterilizations shall comply with 42 CFR 441 Subpart F--Sterilizations.

          Sanctions in the amount of $10,000.00 may be imposed for non-compliance with the above special reporting and compliance requirements.


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F.   Reporting of Corporate and Other Changes

     If corporate restructuring or any other change affects the continuing accuracy of certain information previously reported by the HMO to the Department, the HMO shall report the change in information to the Department. The HMO shall report each such change in information as soon as possible, but not later than 30 days after the effective date of the change. Changes in information covered under this section include all of the following:

     1. Any change in information previously provided by the HMO in response to questions posed by the Department in the current HMO Certification Application or any previous RFB for Medicaid/BadgerCare HMO Contracts. This includes any change in information originally provided by the HMO as a "new HMO," within the meaning of the HMO Certification Application or RFB.

     2. Any change in information relevant to Article III, Section JJ of this Contract, relating to ineligible organizations.

     3. Any change in information relevant to Section 4 of Addendum I of this Contract, relating to ownership and business transactions of the HMO.

G.   Computer/Data Reporting System

     The HMO must maintain a computer/data reporting system that meets the Department's following requirements. The HMO is responsible for complying with all of the reporting requirements established by the Department and with assuring the accuracy and completeness of the data as well as the timely submission of data. The data submitted must be supported by records available to the Department or its designee. The Department reserves the right to conduct on-site inspections and/or audits prior to awarding the Contract. The HMO must have a contact person responsible for the computer/data reporting system and in a position to answer questions from the Department and resolve problems identified by the Department in regard to the requirements listed below:

     1. The HMO must have a claims processing system that is adequate to meet all claims processing and retrieval requirements specified in this Contract, specifically Article III. G.

     2. The HMO must have a computer/data collection, processing, and reporting system sufficient to monitor HMO enrollment/ disenrollment (in order to determine on any specific day which recipients are enrolled or disenrolled from the HMO) and to monitor service utilization for the Utilization Management requirements of Quality Improvement that are specified in Article III. W. (9) of the Contract.


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     3.   The HMO must have a computer/data collection, processing, and reporting system sufficient to support the Quality Improvement (QI) requirements described in Article III. W. The system must be able to support the variety of QI monitoring and evaluation activities, including the monitoring/evaluation of quality of clinical care and service (III. W. (3)); periodic evaluation of HMO providers (III. W.(6)(b)); member feedback on QI (III. W. (7)(b) and (c)); maintenance of and use of medical records in QI (III. W. (8)(f) and (i)); and monitoring and evaluation of priority areas (III. W. (13)(a) - (f)).

     4. The HMO must have a computer and data processing system sufficient to accurately produce the data, reports, and encounter data set, in the formats and time lines prescribed by the Department in this contract, that are included in Addendum IV of the Contract. HMOs are required to submit electronic test encounter data files as required by the Department in the format specified in the 2000-2001 HMO encounter data user manual and timelines specified in Addendum IV of the Contract and as may be further specified by the Department. The electronic test encounter data files are subject to Department review and approval before production data is accepted by the Department. Production claims or other documented encounter data must be used for the test data files.

     5. The HMO must capture and maintain a claim record of each service or item provided to enrollees, using HCFA 1500, UB-92, NCPDP, or other claim, or claim formats that are adequate to meet all reporting requirements of this contact. The computerized database must be a complete and accurate representation of all services covered by the HMO for the contract period. The HMO is responsible for monitoring the integrity of the data base, and facilitating its appropriate use for such required reports as encounter data, summary utilization data, and targeted performance improvement studies.

     6. The HMO must have a computer processing and reporting system that is capable of following or tracing an encounter within its system using a unique encounter record identification number for each encounter.

     7. The HMO reporting system must have the ability to identify all denied claims/encounters using national ANSI EOB codes.

     8. The HMO system must be capable of reporting original and reversed claim detail records and encounter records.

     9. The HMO system must be capable of correcting an error to the encounter record within 90 days of notification by the Department.


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          10.  The HMO must notify the Department of all significant changes to the system that may impact the integrity of the data, including such changes as new claims processing software, new claims processing vendors and significant changes in personnel.


                                  ARTICLE VII


VII. ENROLLMENT AND DISENROLLMENTS

     A.   Enrollment

          The HMO shall accept as enrolled all persons who appear as enrollees on the HMO Enrollment Reports and newborns as defined in Article I. Enrollment in the HMO shall be voluntary by the recipient except where limited by Departmental implementation of a State Plan Amendment or a
          Section 1115(a) waiver. The current State Plan Amendment and 1115(a) waiver requires mandatory enrollment into an HMO for those service areas in which there are two or more HMOs with sufficient slots for the HMO eligible population. The Department reserves the right to assign a Medicaid/BadgerCare recipient to a specific HMO when the recipient fails to choose an HMO during a required enrollment period.

          The HMO shall designate, in Article XV, and Addendum XX, of this Contract, their maximum enrollment level for the different service areas of the HMO throughout the State. The Department may take up to 60 days, from the date of written notification, to implement maximum enrollment level changes. The HMO shall accept as enrolled all persons who appear as enrollees on the HMO Enrollment Reports and newborns up to the HMO specified enrollment level for a particular service area. The number of enrollees may exceed the maximum enrollment level by 5 percent on a temporary basis. The Department does not guarantee any minimum enrollment level. The maximum enrollment level for a service area may be increased or decreased during the course of the contract period based on mutual acceptance of a different maximum enrollment level.

     B.   Third Trimester Pregnancy Disenrollment

          Enrollees who are in their third trimester of pregnancy when they are expected to enter an HMO may be eligible for disenrollment. In order for disenrollment to occur, the enrollee must have been automatically assigned or reassigned. In addition, they must be seeking care from a provider (physician and/or hospital) who is either not affiliated with the HMO to which they were assigned or is affiliated but the HMO is closed to new enrollment. Disenrollment requests can only be made by the enrollee and/or casehead. Disenrollment requests must be made before the end of the second month in the HMO or before the birth,


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          whichever occurs first. Disenrollment requests should be directed to the Enrollment Contractor or the Department's assigned HMO Contract Monitor.

     C.   Ninth Month Pregnancy Disenrollment

          Enrollees who deliver or are expected to deliver the first month they are assigned to a HMO may be eligible for disenrollment. In order for disenrollment to occur, the enrollee must have been automatically assigned or reassigned and must not have been in the HMO to which they were assigned or reassigned within the last seven months. In addition, they must be seeking care from a provider (physician and/or hospital) not affiliated with the HMO to which they were assigned. Disenrollment requests can be made by the HMO, a provider, or the recipient. Requests for ninth month pregnancy disenrollments should be directed to the Department's assigned HMO Contract Monitor.

     D. Exemptions from Enrollment in any HMO and Disenrollment for Patients of Certified Nurse Midwives or Nurse Practitioners

          1.   Enrollees may be eligible for an exemption from enrollment if:

               a. they reside in a service area of a certified nurse midwife or nurse practitioner; and

               b. they choose to receive their care from a certified nurse midwife or nurse practitioner; and

               c. the certified nurse midwife or nurse practitioner is not affiliated with any HMO in the service area; or

               d. the certified nurse midwife or nurse practitioner is not independently certified as a provider of any HMO within the service area.

          2. Exemptions and disenrollment requests may be made by the enrollee and should be directed to the Department's Enrollment Contractor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of request.

     E. Exemption from Enrollment in any HMO and Disenrollment For AIDS or HIV-Positive with Anti Retroviral Drug Treatment

          Enrollees with a confirmed diagnosis of AIDS, as indicated by an ICD -9-CM diagnosis code, or HIV-Positive who are on anti retroviral drug treatment approved by the Federal Food and Drug Administration, are eligible for an exemption. The casehead may apply for the exemption. The HMO shall not counsel or otherwise influence an enrollee or potential enrollee in such a way as


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          to encourage exemption from enrollment or continued enrollment.
          Exemptions will be processed as soon as possible. Disenrollment will be effective with the first day of the month in which anti retroviral treatment begins or in which the enrollee was diagnosed with AIDS except that disenrollment will not be backdated more than nine (9) months from the date the request is received.

     F. Exemptions from Enrollment in any HMO and Disenrollment for Patients of Federally Qualified Health Centers

          1.   Enrollees may be eligible for an exemption from enrollment if:

               a.   they reside in the service area of an FQHC;

               b.   they choose to receive their primary care from the FQHC; and

               c. the FQHC is not affiliated with any HMO within the service area.

          2. Exemption and Disenrollment requests may be made by the casehead and should be directed to the Department's assigned HMO Contract Monitor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of the request.

     G.   Native American Disenrollment

          Enrollees who are Native American and members of a federally recognized tribe are eligible for disenrollment. Only the enrollee can make disenrollment requests.

     H.   Special Disenrollments

          The HMO may request and the Department may approve disenrollment for specific cases or persons where there is just cause. Just cause is defined as a situation where enrollment would be harmful to the interests of the recipient or in which the HMO cannot provide the recipient with appropriate medically necessary contract services for reasons beyond its control.

     I. Exemptions from Enrollment in any HMO and Disenrollment for Recipients With Commercial HMO Insurance or Commercial Insurance With a Restricted Provider Network

          Enrollees who have commercial HMO insurance may be eligible for exemption from enrollment in any HMO or disenrollment, if the commercial HMO does not participate in Medicaid. In addition, enrollees who have commercial insurance which limits enrollees to a restricted provider network (e.g., PPOs, PHOs, etc.) may be eligible for an exemption from enrollment in any HMO or


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          disenrollment. Requests for exemption and disenrollment should be directed to the Department's Enrollment Contractor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of the request.

     J. Exemption from Enrollment in any HMO and Disenrollment for Families Where One or More Members are receiving SSI benefits

          1.   Families may be eligible for exemption from enrollment if:

               a. there are one or more members in the family who are receiving SSI benefits, and

               b. the SSI member receives primary care from a provider who does not accept any Medicaid HMO, and

               c. other family members receive their primary care from the same provider as the SSI member.

          2. Exemption and Disenrollment requests may be made by the SSI member, parent or guardian and should be directed to the Department's Enrollment Contractor. Exemptions will be processed as soon as possible and will be effective as of the first of the month of request.

     K.   Voluntary Disenrollment

          All enrollees shall have the right to disenroll from the HMO pursuant to 42 CFR 434.27(b)(1) unless otherwise limited by a State Plan Amendment or a Section 1115(a) waiver of federal laws, or pursuant to Addendum II. A voluntary disenrollment shall be effective no later than the first day of the second month after the month in which the enrollee requests termination. The HMO will promptly forward to the Department or its designee all requests from enrollees for disenrollment. Wisconsin currently has a State Plan Amendment and an 1115(a) waiver which allows the Department to "lock-in" enrollees to an HMO for a period of 12 months in mandatory HMO service areas, except that disenrollment is allowed for good cause as described in Sections B. through J. above. The lock-in policy is described more completely in Section O below. Addendum II allows voluntary exemptions and disenrollment from HMOs for a variety of reasons. Because of these two Department policies, voluntary disenrollment is limited to the situations described in Sections B. through K. of Article VII. and Addendum II.


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     L.   Section 1115(A) Waiver and State Plan Amendment

          Should the Department, at any time during the Contract, obtain a State Plan Amendment, a waiver or revised waiver authority under the Social Security Act (as amended), the conditions of enrollment described in the Contract, including but not limited to voluntary enrollment and the right to voluntary disenrollment, shall be amended by the terms of said waiver and State Plan Amendment.

     M.   Additional Services

          The HMO shall not obtain enrollment through the offer of any compensation, reward, or benefit to the enrollee except for additional health-related services which have been approved by the Department.

     N.   Enrollment/Disenrollment Practices

          The HMO shall permit the Department to monitor enrollment and disenrollment practices of the HMO under this Contract. The HMO will not discriminate in enrollment/disenrollment activities between individuals on the basis of health status or requirement for health care services, including those individuals who have AIDS or are HIV-Positive. This section shall not prevent the HMO from assisting in the disenrollment process for individuals who can be in a different medical status code.

     O.   Enrollee Lock-In Period

          Under the Department's State Plan Amendment and waiver authority of
          Section 1115(a) of the Social Security Act (as amended), in mandatory HMO service areas, enrollees will be locked in to an HMO for twelve months. The first 90 days of the 12-month lock-in period will be an open enrollment period in which the enrollee may change their HMO. The conditions of disenrollment as specified in VII. B - K still apply during this lock-in period.


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
                                 ARTICLE VIII



VIII.     GRIEVANCE PROCEDURES

          Medicaid/BadgerCare enrollees may grieve regarding any aspect of service delivery provided or arranged by the HMO.

          A.   Procedures

               The HMO shall:

               1. Have written policies and procedures that detail what the grievance system is and how it operates.

               2. Identify a contact person in the HMO to receive grievances and be responsible for routing/processing.

               3. Operate an informal grievance/complaint process which enrollees can use to get problems resolved without going through the formal, written grievance process.

               4. Operate a formal grievance process which enrollees can use to grieve in writing.

               5. Inform enrollees about the existence of the formal and informal grievance/complaint processes and how to use the formal and informal grievance process.

               6.   Attempt to resolve complaints informally.

               7. Respond to written complaints (i.e., formal grievances) in writing within 10 business days of receipt of grievance, except that in cases of emergency or urgent (expedited grievances) situations, HMOs must resolve the grievance within 2 business days of receiving the complaint or sooner if possible. This represents the first response. More complete procedures are described in Section B. of this Article.

               8. Operate a grievance appeals process within the HMO which enrollees can use to appeal any negative response to their grievance to the Board of Directors of the HMO. The HMO Board of Directors may delegate this authority to review appeals to an HMO grievance appeal committee, but the delegation must be in writing. If a grievance appeal committee is established, the Medicaid HMO Advocate must be a member of the committee.


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

          9. Grant the enrollee the right to appear in person before the grievance committee, to present written and oral information. The enrollee may bring a representative to this meeting. The HMO must inform the enrollee in writing of the time and place of the meeting at least 7 calendar days before the meeting.

          10. Maintain a record keeping system for informal grievances in the form of a "log" that includes a short, dated summary of each of the problems, the response, and the resolution. This log shall distinguish Medicaid/BadgerCare from commercial enrollees, if the HMO does not have a separate log for Medicaid. The HMO must submit quarterly reports to the Department of all informal grievances/complaints. The analysis of the log will include the number of informal grievances/complaints divided into two categories, program administration and benefits denials. The first report is due April 10, 2000.

          11. Maintain a record keeping system for formal grievances that includes a copy of the original grievance, the response, and the resolution. This system shall distinguish Medicaid/BadgerCare from commercial enrollees. Beginning April 10 of each year and quarterly thereafter, the HMO shall forward copies of all formal grievances and documentation of actions taken on each grievance, for the previous quarter, to the Department, in the format specified under Addendum XXI.

          12. Notify the enrollee who grieves, at the time of the initial HMO grievance decision denying the grievance, that the enrollee may appeal to the Division of Hearings and Appeals (DHA) or the Department.

          13. Assure that individuals with the authority to require corrective action are involved in the grievance process.

          14. Distribute to their gatekeepers* and IPAs the informational flyer on enrollee's grievance rights `(the ombudsman brochure). When a new brochure is available, the HMO shall distribute copies to their gatekeepers and IPAs within three weeks of receipt of the new brochure.

          15. Assure that their gatekeepers* and IPAs have written procedures for describing how enrollees are informed of denied services. The HMO will make copies of the gatekeeper's and IPA's grievance procedures available for review upon request by the Department.


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               *The word "gatekeeper" in this context refers to any entity that performs a management services contract, a behavioral health science IPA, or a dental IPA, and not to individual physicians acting as a gatekeeper to primary care services.

     B.   Recipient Appeals of HMO Formal Grievance Decisions

          The enrollee may choose to use the HMO's formal grievance process or may appeal to the State instead of using the HMO's formal grievance process. If the enrollee chooses to use the HMO's process, the HMO must provide a first response within 10 business days and a final response within 30 calendar days of receiving the grievance. If the HMO is unable to resolve the grievance within 30 calendar days, the time period may be extended another 30 calendar days from receipt of the grievance if the HMO notifies the enrollee in writing that the HMO has not resolved the grievance, when the resolution may be expected and why the additional time is needed. The total timeline for HMOs to finalize a formal grievance may not exceed 60 calendar days from the date of the receipt of the grievance. Any formal grievance decision by the HMO may be appealed by the enrollee to the Department. The Department shall review such appeals and may affirm, modify, or reject any formal grievance decision of the HMO at any time after the formal appeal is filed by the enrollee. The Department will give final response within 30 days from the date the Department has all information needed for a decision. Also, an enrollee can submit a formal, written grievance directly to the Department. Any formal decision made by the Department under this section is subject to enrollee appeal rights to the extent provided by State and Federal Laws and rules. The Department will receive input from the recipient and the HMO in considering appeals.

     C. Notifications of Denial, Termination, Suspension, or Reduction of Benefits to Enrollees

          1. When an HMO, its gatekeepers,* or its IPAs discontinues, terminates, suspends, limits, or reduces a service (including services authorized by an HMO the enrollee was previously enrolled in or services received by the enrollee on a Medicaid fee-for-service basis), the HMO shall notify the affected enrollee(s) in writing of:

               a.   The nature of the intended action.

               b.   The reasons for the intended action.

               c. The fact that the enrollee if appealing the action must do so within forty-five (45) days.


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

               d. An explanation of the enrollee's right to appeal the HMO's decision to the Department.

               e. The fact that the enrollee, if appealing the HMO action, may file a request for a hearing with the Division of Hearings and Appeals (DHA) and the address of the DHA.

               f. The fact that the enrollee can receive help in filing a grievance by calling either the Enrollment contractor or the Ombudsman.

               g. The telephone number of both the Enrollment contractor and the Ombudsman.

               *The word "gatekeeper" in this context refers to any entity that performs a management services contract, a behavioral health science IPA, or a dental IPA, and not to individual physicians acting as a gatekeeper to primary care services.

               This notice requirement does not apply when an HMO, its gatekeeper or its IPA triages an enrollee to proper health care provider or when an individual health care provider determines that a service is medically unnecessary.

               The Department must review and approve all notice language prior to its use by the HMO. Department review and approval will occur during the Medicaid certification process of the HMO and prior to any change of the notice language by the HMO.

          2. If the recipient files a request for a hearing with the Division of Hearings and Appeals within 10 days of the effective date of the decision to reduce, limit, terminate or suspend benefits, upon notification by the Division of Hearings and Appeals:

               a. The Department will notify the enrollee they are eligible to continue receiving care but may be liable for care if DHA overturns the decision; and

               b. The Department will put the enrollee on fee-for-service status effective the first of the month in which the enrollee received the termination, reduction, or suspension notice from the HMO; and:

                    1) If the Division of Hearings and Appeals reverses the HMO's decision, the Department will recoup from the HMO the amount paid for any benefits provided to the enrollee during the period of the enrollee's fee-for-service status while the decision was pending. The enrollee will


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

                         be reenrolled into the HMO following the resolution of the medical condition, the completion of medical, psychological or dental services or the end of medical necessity of the service(s) unless the HMO has reversed its original decisions and agrees to reimburse the provider(s) for services provided to the enrollee during the administrative hearing process.

                    2) If the Division of Hearings and Appeals upholds the HMO's decision, the Department may pursue reimbursement from the enrollee for all services provided to the enrollee during their fee-for-service period. The enrollee will be reenrolled into the HMO no later than the end of the second month following notification from the DHA.

     D.   Notifications of Denial of New Benefits to Enrollees

          When an HMO, its gatekeeper, or IPA denies a new service, the HMO shall notify the affected enrollee (s) in writing of:

          1.   The nature of the intended action.

          2.   The reasons for the intended action.

          3. The fact that the enrollee if appealing the action must do so within forty-five (45) days.

          5. An explanation of the enrollee's right to appeal the HMO's decision to the Department.

          6. The fact that the enrollee can receive help in filing a grievance by calling either the Enrollment contractor or the Ombudsman.

          7. The telephone number of both the Enrollment contractor and the Ombudsman.

          If the enrollee was not receiving the service prior to the denial, the HMO is not required to provide the benefit while the decision is being appealed.

          HMO grievance procedures must be reviewed and approved by the Department prior to signing the HMO Contract. All changes to HMO grievance procedures require prior review and approval by the Department.


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

                                  ARTICLE IX


IX.       REMEDIES FOR VIOLATION, BREACH, OR NON-PERFORMANCE OF CONTRACT

          A.   Suspension of New Enrollment

               Whenever the Department determines that the HMO is out of compliance with this Contract, the Department may suspend the HMO's right to receive new enrollment under this Contract. The Department, when exercising this option, must notify the HMO in writing of its intent to suspend new enrollment at least 30 days prior to the beginning of the suspension period. The suspension will take effect if the non-compliance remains uncorrected at the end of this period. The Department may suspend new enrollment sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized. The suspension period may be for any length of time specified by the Department, or may be indefinite. The suspension period may extend up to the expiration of the Contract as provided under
               Article XV.

               The Department may also notify enrollees of HMO non-compliance and provide an opportunity to enroll in another HMO.

          B.   Department-Initiated Enrollment Reductions

               The Department may reduce the maximum enrollment level and/or number of current enrollees whenever it determines that the HMO has failed to provide one or more of the contract services required under Article III or that the HMO has failed to maintain or make available any records or reports required under this Contract which the Department needs to determine whether the HMO is providing contract services as required under Article III. The HMO shall be given at least 30 days to correct the non-compliance prior to the Department taking any action set forth in this paragraph. The Department may reduce enrollment sooner than the time period specified in this paragraph if the Department finds that enrollee health or welfare is jeopardized.

          C.   Other Enrollment Reductions

               The Department may also suspend new enrollment or disenroll enrollees in anticipation of the HMO not being able to comply with federal or state law at its current enrollment level. Such suspension shall not be subject to the 30 day notification requirement.


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          D.   Withholding of Capitation Payments and Orders to Provide Services

               Notwithstanding the provisions of Article V, the Department may withhold portions of capitation payments as liquidated damages or otherwise recover damages from the HMO on the following grounds:

               1. Whenever the Department determines that the HMO has failed to provide one or more of the medically necessary Medicaid covered contract services required under Article III, the Department may either order the HMO to provide such service, or withhold a portion of the HMO's capitation payments for the following month or subsequent months, such portion withheld to be equal to the amount of money the Department must pay to provide such services.

                    If the Department orders the HMO to provide services under this section and the HMO fails to provide the services within the timeline specified by the Department, the Department may withhold an amount up to 150 percent of the fee-for-service amount for such services from the HMO's capitation payments.

                    When it withholds payments under this section, the Department must submit to the HMO a list of the participants for whom payments are being withheld, the nature of the service(s) denied, and payments the Department must make to provide medically necessary services.

                    If the Department acts under this section and subsequently determines that the services in question were not covered services:

                    a. In the event the Department withheld payments it shall restore to the HMO the full capitation payment, or

                    b. In the event the Department ordered the HMO to provide services under this section, it shall pay the HMO the actual documented cost of providing the services.

               2. If the HMO fails to submit required data and/or information to the Department or the Department's authorized agents, or fails to submit such data or information in the required form or format, by the deadline specified by the Department, the Department may immediately impose liquidated damages in the amount of $1,500 per day for each day beyond the deadline that the HMO fails to submit the data or fails to submit the data in the required form or format, such liquidated damages to be deducted from the HMO's capitation payments.


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

               3. If the HMO fails to submit State and Federal reporting and compliance requirements for abortions, hysterectomies and sterilizations, the Department may impose liquidated damages in the amount of $10,000 per reporting period.

               4. If the HMO fails to correct an error to the encounter record within the timeframe specified, the Department may assess liquidated damages of $5 per erred encounter record per month until the error has been corrected. The liquidated damage amount will be deducted from the HMO's capitation payment. When applied, these liquidated damages will be calculated and assessed on a monthly basis.

                    If upon audit or review, the Department finds that the HMO has, without Department approval, removed an erred encounter record, the Department may assess liquidated damages for each day from the date of original error notification until the date of correction.

                    The term "erred encounter record" means an encounter record that has failed an edit when a correction is expected by the Department.

                    The following criteria will be used prior to assessing liquidated damages:

                    . The Department will calculate a percentage rate by dividing the number of erred records not corrected within 90 days (numerator), by the total number of records in error (denominator) and multiply the result by 100.

                    . Records failing non-critical edits, as defined in the Wisconsin Medicaid/BadgerCare HMO 2000-2001 Encounter Data User Manual, will not be included in the numerator.

                    . If this rate is 2 percent or less, liquidated damages will not be assessed.

                    .    The Department will calculate this rate each month.

               5. Whenever the Department determines that the HMO has failed to perform an administrative function required under this Contract, the Department may withhold a portion of future capitation payments. For the purposes of this section, "administrative function" is defined as any contract obligation other than the actual provision of contract services. The amount withheld by the Department under this section will be an amount that the Department determines in the reasonable exercise of its discretion to approximate the cost to the Department to perform the


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

                    function. The Department may increase these amounts by 50 percent for each subsequent non-compliance.

                    Whenever the Department determines that the HMO has failed to perform the administrative functions defined in Article
                    V. H. (1) and (2), the Department may withhold a portion of future capitation payments sufficient to directly compensate the Department for the Medicaid/BadgerCare program's costs of providing health care services and items to individuals insured by said insurers and/or the insurers/employers represented by said third party administrators.

               6. In any case under this Contract where the Department has the authority to withhold capitation payments, the Department also has the authority to use all other legal processes for the recovery of damages.

               7. Notwithstanding the provisions of this subsection, in any case where the Department deducts a portion of capitation payments under subsection (2) above, the following procedures shall be used:

                    a. The Department will notify the HMO's contract administrator no later than the second business day after Department's deadline that the HMO has failed to submit the required data or the required data cannot be processed.

                    b. The HMO will be subject to liquidated damages without further notification per submission, per data file or report, beginning on the second business day after the Department's deadline.

                    c. If the late submission of data is for encounter data, and the HMO responds with a submission of the data within five (5) business days from the deadline, the Department will rescind liquidated damages if the data can be processed according to the criteria published in the Wisconsin Medicaid/BadgerCare HMO 2000-2001 Encounter Data User Manual. The Department will not edit the data until the process period in the subsequent month.

                    d. If the late submission is for any other required data or report, and the HMO responds with a submission of the data in the required format within five (5) business days from the deadline, the Department will rescind liquidated damages and immediately process the data or report.


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

                    e. If the HMO repeatedly fails to submit required data or reports, or data that cannot be processed, the Department will require the HMO to develop an action plan to comply with the contract requirements that must meet Department approval.

                    f. If the HMO, after a corrective action plan has been implemented, continues to submit data beyond the deadline, or continues to submit data that cannot be processed, the Department will invoke the remedies under Article IX, section A (SUSPENSION OF NEW ENROLLMENT), from section B (DEPARTMENT-INITIATED ENROLLMENT REDUCTIONS), or both, in addition to liquidated damages that may have been imposed for a current violation.

                    g. If an HMO notifies the Department it is discontinuing contracting with the Department at the end of a contract period, but reports or data are due for a contract period, the Department retains the right to withhold up to two months of capitation payments otherwise due the HMO which will not be released to the HMO until all required reports or data are submitted and accepted after expiration of the contract. Upon determination by the Department that the reports and data are accepted, the Department will release the monies withheld.

     E.   Inappropriate Payment Denials

          HMOs that inappropriately fail to provide or deny payments for services may be subject to suspension of new enrollments, withholding, in full or in part, of capitation payments, contract termination, or refusal to contract in a future time period, as determined by the Department. The Department will select among these sanctions based upon the nature of the services in question, whether the failure or denial was an isolated instance or a repeated pattern or practice, and whether the health of an enrollee was injured, threatened or jeopardized by the failure or denial. This applies not only to cases where the Department has ordered payment after appeal, but also to cases where no appeal has been made (i.e., the Department is knowledgeable about the documented abuse from other sources).

     F.   Sanctions

          Section 1903(m)(5)(B)(ii) of the Social Security Act vests the Secretary of the Department of Health and Human Services with the authority to deny Medicaid payments to an HMO for enrollees who enroll after the date on which the HMO has been found to have committed one of the violations identified in the federal law. State payments for enrollees of the contracting organization are


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

          automatically denied whenever, and for so long as, Federal payment for such enrollees has been denied as a result of the commission of such violations.

     G.   Sanctions and Remedial Actions

          The Department may pursue all sanctions and remedial actions with HMOs that are taken with Medicaid fee-for-service providers, including any civil penalties not to exceed the amounts specified in the Balanced Budget Amendment of 1997 P.L. 105-33 Sec. 4707(a) [42 U.S.C. 1396v(d)(2)].


                                   ARTICLE X


X.        TERMINATION AND MODIFICATION OF CONTRACT

          A.   Mutual Consent

               This Contract may be terminated at any time by mutual written agreement of both the HMO and the Department.

          B.   Unilateral Termination

               This Contract between the parties may be terminated only as follows:

               1. This Contract may be terminated at any time, by either party, due to modifications mandated by changes in Federal or State laws, rules or regulations, that materially affect either party's rights or responsibilities under this Contract. In such case, the party initiating such termination procedures must notify the other party, at least 90 days prior to the proposed date of termination, of its intent to terminate this Contract. Termination by the Department under these circumstances shall impose an obligation upon the Department to pay the Contractor's reasonable and necessarily incurred termination expenses.

               2. This Contract may be terminated by either party at any time if it determines that the other party has substantially failed to perform any of its functions or duties under this Contract. In such event, the party exercising this option must notify the other party, in writing, of this intent to terminate this Contract and give the other party 30 days to correct the identified violation, breach or non-performance of Contract. If such violation, breach or non-performance of Contract is not satisfactorily addressed within this time period, the exercising party may terminate this Contract. The termination date shall always be the last day of a month. The Contract may be terminated by the Department sooner than the time period specified in this paragraph if the Department


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                    finds that enrollee health or welfare is jeopardized by
                    continued enrollment in the HMO. A "substantial failure to perform" for purposes of this paragraph includes any violation of any requirement of this Contract that is repeated or ongoing, that goes to the essentials or purpose of the Contract, or that injures, jeopardizes or threatens the health, safety, welfare, rights or other interests of enrollees.

               3. By either party, in the event Federal or State funding of contractual services rendered by the Contractor become or will become permanently unavailable. In the event it becomes evident State or Federal funding of claims payments or contractual services rendered by the Contractor will be temporarily suspended or unavailable, the Department shall immediately notify the Contractor, in writing, identifying the basis for the anticipated unavailability or suspension of funding. Upon such notice, the Department or the Contractor may suspend performance of any or all of the Contractor's obligations under this Contract if the suspension or unavailability of funding will preclude reimbursement for performance of those obligations. The Department or Contractor shall attempt to give notice of suspension of performance of any or all of the Contractor's obligations by 60 calendar days prior to said suspension, if this is possible; otherwise, such notice of suspension should be made as soon as possible. In the event funding temporarily suspended or unavailable is reinstated, the Contractor may remove suspension hereunder by written notice to the Department, to be made within 30 calendar days from the date the funds are reinstated. In the event the Contractor elects not to reinstate services, the Contractor shall give the Department written notice of its reasons for such decision, to be made within 30 calendar days from the date the funds are reinstated. The Contractor shall make such decision in good faith and will provide to the Department documentation supporting its decision. In the event of termination under this Section, this Contract shall terminate without termination costs to either party.

     C.   Obligations of Contracting Parties

          When termination of the Contract occurs, the following obligations shall be met by the parties:

          1. Where this Contract is terminated unilaterally by the Department, due to non-performance by the HMO or by mutual consent with termination initiated by the HMO:

               a. The Department shall be responsible for notifying all enrollees of the date of termination and process by which the enrollees will continue to receive contract services; and


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               b.   The HMO shall be responsible for all expenses related to
                    said notification.

          2. Where this Contract is terminated on any basis not given in (1) above:

               a. The Department shall be responsible for notifying all enrollees of the date of termination and process by which the enrollees will continue to receive contract services; and

               b. The Department shall be responsible for all expenses relating to said notification.

          3.   Where this Contract is terminated for any reason:

               a. Any payments advanced to the HMO for coverage of enrollees for periods after the date of termination shall be returned to the Department within the period of time specified by the Department; and

               b. The HMO shall supply all information necessary for the reimbursement of any outstanding Medicaid/BadgerCare claims within the period of time specified by the Department.

          4. If a contract is terminated, recoupments will be handled through a payment by the HMO within 90 days of contract termination.

     D.   Modification

          This Contract may be modified at any time by written mutual consent of the HMO and the Department or when modifications are mandated by changes in Federal or State laws, rules or regulations. In the event that changes in State or Federal law, rule or regulation require the Department to modify its contract with the HMO, notice shall be made to the HMO in writing. However, the capitation rate to the HMO can be modified only as provided in Article V relating to RENEGOTIATION.

          If the Department exercises its right to renew this Contract, as allowed by Article XV, the Department will recalculate the capitation rate for succeeding calendar years. The HMO will have 30 days to accept the new capitation rate in writing or to initiate termination of the Contract. If the Department changes the reporting requirements during the contract period, the HMO shall have 180 days to comply with such changes or to initiate termination of the Contract.


HMO Contract for January 1, 2000 - December 31, 2001

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

                                  ARTICLE XI


XI.       INTERPRETATION OF CONTRACT LANGUAGE

          A.   Interpretations

               The Department has the right to final interpretation of the contract language when disputes arise. The HMO has the right to appeal to the Department or invoke the procedures outlined in Chapter 788, Wis. Stats. if it disagrees with the Department's decision. Until a decision is reached, the HMO shall abide by the interpretation of the Department.


                                  ARTICLE XII


XIII.     CONFIDENTIALITY OF RECORDS

          A. The parties agree that all information, records, and data collected in connection with this Contract shall be protected from unauthorized disclosure as provided in Chapter 19, Subchapter II, Wis. Stats., HFS 108.01, Wis. Admin. Code, and 42 CFR 431 Subpart F. Except as otherwise required by law, rule or regulation, access to such information shall be limited by the HMO and the Department to persons who, or agencies which, require the information in order to perform their duties related to this Contract, including the U.S. Department of Health and Human Services and such others as may be required by the Department.

          B. The HMO agrees to forward to the Department all media contacts regarding Medicaid/BadgerCare enrollees or the
               Medicaid/BadgerCare program.


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                                     -101-

                                 ARTICLE XIII


XIII.     DOCUMENTS CONSTITUTING CONTRACT

          A.   Current Documents

               The contract between the parties to this Contract shall include, in addition to this document, existing Medicaid Provider Publications addressed to HMOs, the terms of the most recent HMO Certification Application issued by this Department for Medicaid/BadgerCare HMO Contracts, any Questions and Answers released pursuant to said HMO Certification Application by this Department, and an HMO's signed application. The terms of the HMO Certification Application are also part of this Contract even if the HMO had a Medicaid/BadgerCare HMO Contract in the prior contract period and consequently did not have to answer all the questions in the HMO Certification Application. In the event of any conflict in provisions among these documents, the terms of this Contract shall prevail. The provisions in any Question and Answer Document shall prevail over the HMO Certification Application. And the HMO Certification Application terms shall prevail over any conflict with an HMO's actual signed application. In addition, the Contract shall incorporate the following Addenda:

                       I.  Subcontracts and Memoranda of Understanding

                      II. Policy Guidelines for Mental Health/Substance Abuse and Community Human Service Programs

                     III. Risk-Sharing for Inpatient Hospital Services (if the HMO has elected to risk-share with the Department)

                      IV.  Contract Specified Reporting Requirements

                       V.  Standard Enrollee Handbook Language

                      VI.  COB Report Format

                     VII.  Actuarial Basis

                    VIII.  Compliance Agreement: Affirmative Action/Civil Rights

                      IX.  Model MOU for Prenatal Care Coordination

                       X.  Bureau of Milwaukee Child Welfare MOU

                      XI.  HealthCheck Worksheet

                     XII.  Common Carrier Transportation MOU for Milwaukee
                           County

                    XIII.  Model MOU for School Districts or CESAs

                     XIV. Guidelines for Coordination of Services between HMOs, Targeted Case Management Agencies, and Child Welfare Agencies


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                                     -102-

                      XV.  Performance Improvement Project Outline

                     XVI.  Targeted Performance Improvement Measures Data Set

                    XVII.  Medicaid/BC HMO Newborn Report

                   XVIII.  Recommended Childhood Immunization Schedule

                     XIX.  Reporting Requirements for NICU Risk-Sharing

                      XX.  Specific Terms of the Medicaid/BC HMO Contract

                     XXI.  Formal Grievance Experience Summary Report

                    XXII. Guidelines for the Coordination of Services Between Medicaid HMOs and County Birth to Three (B-3) Agencies

                   XXIII. Wisconsin Medicaid HMO Report on Average Birth Cost by County

                    XXIV. Local Health Departments and Community-Based Health Organizations - A Resource for HMOs

                     XXV. General Information About the WIC Program, Sample HMO-to-WIC Referral Form, and Statewide List of WIC Agencies


     B.   Future Documents

          The HMO is required, by this Contract, to comply with all future Medicaid Provider Publications addressed to the HMOs and Contract Interpretation Bulletins issued pursuant to this Contract.

     C. The documents listed above constitute the entire Contract between the parties and no other expression, whether oral or written, constitutes any part of this Contract.


                                  ARTICLE XIV


XIV. MISCELLANEOUS

     A.   Indemnification

          The HMO agrees to defend, indemnify and hold the Department harmless, with respect to any and all claims, costs, damages and expenses, including reasonable attorney's fees, which are related to or arise out of:

          1. Any failure, inability, or refusal of the HMO or any of its subcontractors to provide contract services;


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                                     -103-

               2. The negligent provision of contract services by the HMO or any of its subcontractors; or

               3. Any failure, inability or refusal of the HMO to pay any of its subcontractors for contract services.

     B.   Independent Capacity of Contractor

          Department and HMO agree that HMO and any agents or employees of HMO, in the performance of this Contract, shall act in an independent capacity, and not as officers or employees of Department.

     C.   Omissions

          In the event that either party hereto discovers any material omission in the provisions of this Contract which such party believes is essential to the successful performance of this Contract, said party may so inform the other party in writing, and the parties hereto shall thereafter promptly negotiate in good faith with respect to such matters for the purpose of making such reasonable adjustments as may be necessary to perform the objectives of this Contract.

     D.   Choice of Law

          This Contract shall be governed by and construed in accordance with the laws of the State of Wisconsin. HMO shall be required to bring all legal proceedings against Department in Wisconsin State courts.

     E.   Waiver

          No delay or failure by either party hereto to exercise any right or power accruing upon noncompliance or default by the other party with respect to any of the terms of this Contract shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of a breach of any of the covenants, conditions, or agreements to be performed by the other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained.

     F.   Severability

          If any provision of this Contract is declared or found to be illegal, unenforceable, invalid or void, then both parties shall be relieved of all obligations arising under such provision; but if such provision does not relate to payments or services to Medicaid/BadgerCare enrollees and if the remainder of this Contract shall not be affected by such declaration or finding, then each

HMO Contract for January 1, 2000 - December 31, 2001 provision not so affected shall be enforced to the fullest extent permitted by law.

     G.   Force Majeure

          Both parties shall be excused from performance hereunder for any period that they are prevented from meeting the terms of this Contract as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

     H.   Headings

          The article and section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

     I.   Assignability

          Except as allowed under subcontracting, the Contract is not assignable by the HMO either in whole or in part, without the prior written consent of the Department.

     J.   Right to Publish

          The Department agrees to allow the HMO to write and have such writing published provided the HMO receives prior written approval from the Department before publishing writings on subjects associated with the work under this Contract.

     K.   Year 2000 Compliance

          Contractor warrants that:


          1. All computer hardware, software or processes that we use in administering this contract have been tested for and will be fully Year 2000 compliant, which means they are capable of correctly and consistently handling all date-based functions before, during and after the Year 2000;

          2. The date change from 1999 to 2000, or any other date changes, will not prevent goods, services or licenses from operating in a merchantable manner, for the purposes intended and is accordance with all applicable plans and specifications and without interruption before, during and after the Year 2000;

          3. Contractor's internal systems will be Year 2000 compliant, such that Contractor will be able to deliver goods, services and licenses as required by this contract.


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                                     -105-

               Contractor will not be held responsible for its failure to comply with this Year 2000 standard if such noncompliance results directly or indirectly from invalid or noncompliant information and/or data furnished to it by the Department or its representatives, agents, affiliates or subcontractors.

               In addition, the Contractor shall develop a written contingency plan which will ensure the protection of the health and safety of its clients and the ability to meet its contract obligations in the event that the Contractor experiences failures attributable to the date change from 1999 to 2000, or any other date change.


HMO Contract for January 1, 2000 - December 31, 2001

                                  ARTICLE XV


XV.       HMO SPECIFIC CONTRACT TERMS

          A.   Initial Contract Period

               The respective rights and obligations of the parties as set forth in this Contract shall commence on January 1, 2000, and, unless earlier terminated under Article X, shall remain in full force and effect through December 31, 2001. The specific terms for enrollment, rates, risk-sharing, dental coverage, and chiropractic coverage are as specified in C.

          B.   Renewals

               By mutual written agreement of the parties, there may be one (1) one-year renewal of the term of the Contract. An agreement to renew must be effected at least forty-five (45) calendar days prior to the expiration date of any contract term. The terms and conditions of the Contract shall remain in full force and effect throughout any renewal period, unless modified under the provision of Article X., Section D.

          C.   Specific Terms of the Contract

               The specific terms of the Medicaid/BadgerCare HMO Contract that the HMO is agreeing to are indicated by the Department in a completed Addendum XX - Specific Terms of the Medicaid/BadgerCare HMO Contract. These specific terms include the following items: the service area to be covered; and, whether dental services and chiropractic services will be provided by the HMO and the HMO's maximum enrollment level for each area; finally, whether the HMO, on a State-wide basis, will participate or not participate in risk-sharing under Addendum III. The Department has completed Addendum XX based on the information supplied the Department by the HMO in the HMO Certification Application.

          In WITNESS WHEREOF, the State of Wisconsin has executed this agreement:

          Managed Health Services
--------------------------------------------------------------------------------
               (Name of HMO)                         State of Wisconsin
================================================================================
  Official Signature                         Official Signature

        /s/ ILLEGIBLE                              /s/ ILLEGIBLE
--------------------------------------------------------------------------------
  Title                                      Title
        President and CEO                          Deputy Administrator
--------------------------------------------------------------------------------
  Date  3/29/00                                    9/19/00
--------------------------------------------------------------------------------


HMO Contract for January 1, 2000 - December 31, 2001

Note: The following subcontract with the Department for Chiropractic Services is not effective unless signed below.

                     SUBCONTRACT FOR CHIROPRACTIC SERVICES

A. THIS AGREEMENT is made and entered into by and between the HMO and the Department of Health and Family Services.

     The parties agree as follows:

     1. The Department agrees to be at risk for and pay claims for chiropractic services covered under this Contract.

     2. The HMO agrees to a deduction from the capitation rate of an amount of money based on the cost of chiropractic services. This deduction is reflected in the Contract that is being signed on the same date.

B. This is the only subcontract for services that the Department is entering into with the HMO.

C. The provisions of the Contract regarding subcontracts, in Addendum I, do not apply to this subcontract.

D. The term of this subcontract is for the same period as the Contract between HMO and Department for medical services.

Signed: /s/ ILLEGIBLE                            /s/ ILLEGIBLE

FOR                                       FOR
HMO: Managed Health Services              STATE: State of Wisconsin
     -------------------------------             -----------------------------

TITLE: President and CEO                  TITLE: Deputy Administrator
       -----------------------------             -----------------------------

DATE: 3/29/00                             DATE: 9/19/00
      ------------------------------            ------------------------------

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                                     -108-